Filed Pursuant to Rule 424(b)(5) Registration No. 333-183927

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 9, 2012)

2,750,000 Shares

Winthrop Realty Trust
Common Shares of Beneficial Interest

This is an offering of 2,750,000 common shares of beneficial interest of Winthrop Realty Trust, which we refer to as our common shares.

Our common shares trade on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “FUR.” The last reported trading price of our common shares on September 25, 2013  was $12.06.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

	Per Share	Total
Price to the public	$11.45	$31,487,500
Underwriting discounts and commissions	$0.45	$1,237,500
Proceeds to Winthrop Realty Trust (before expenses)	$11.00	$30,250,000

We have granted the underwriters a 30-day option to purchase up to an additional 412,500 common shares from us on the same terms and conditions set forth above if the underwriters sell more than 2,750,000 common shares in this offering. The price per share paid by the underwriters for any common shares purchased pursuant to the option will be reduced by an amount per share equal to any dividends or distributions declared by us and payable on the common shares initially purchased by the underwriters in this offering but not payable on common shares purchased by the underwriters pursuant to the option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares on or about  September 30, 2013.

Stifel	JMP Securities

Prospectus Supplement dated September 25, 2013

TABLE OF CONTENTS

Prospectus Supplement

Page

About This Prospectus Supplement	S-iii
Incorporation of Certain Documents By Reference	S-iii
Where You Can Find More Information	S-iii
Cautionary Statements Concerning Forward Looking Statements	S-iv
Prospectus Supplement Summary	S-1
The Offering	S-6
Risk Factors	S-7
Use of Proceeds	S-8
Capitalization	S-9
Supplemental Federal Income Tax Considerations	S-10
Underwriting	S-11
Experts	S-15
Legal Matters	S-16

Prospectus

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS	1
ABOUT THIS PROSPECTUS	2
OUR COMPANY	2
RISK FACTORS	3
DESCRIPTION OF OUR COMMON SHARES	12
General	13
Shareholder Liability	13
Voting Rights	13
Transfer Agent and Registrar	13
Restriction on Size of Holdings	13
Trustee Liability and Indemnification	14
DESCRIPTION OF OUR PREFERRED SHARES	14
General	14
Terms	14
Rank	15
Dividends	15
Redemption	15
Liquidation Preference	16
Voting Rights	16
Conversion Rights	16
Restrictions on Ownership	16
Transfer Agent	16
Terms of Our Series D Preferred Shares	16
DESCRIPTION OF RIGHTS	22
General	22
Terms	22
DESCRIPTION OF OUR DEBT SECURITIES	22
General	23
Terms	23
Denomination, Interest, Registration and Transfer	25
Merger, Consolidation or Sale of Assets	26
Certain Covenants	26
Events of Default, Notice and Waiver	27

S-i

Modification of the Indenture	28
Subordination	29
Discharge, Defeasance and Covenant Defeasance	30
Conversion Rights	31
Payment	31
Global Securities	32
FEDERAL INCOME TAX CONSIDERATIONS	32
General	32
Requirements for Qualification	33
Taxation of Holders of Common or Preferred Shares	37
U.S. Shareholders	37
Non-U.S. Shareholders	40
Taxation of Holders of Rights	41
Taxation of Holders of Fixed Rate Debt Securities	41
U.S. Holders	42
Taxation of Tax-Exempt Holders	43
Non-U.S. Holders	43
USE OF PROCEEDS	44
PLAN OF DISTRIBUTION	44
To Underwriters	45
Through Agents and Dealers	45
Delayed Delivery Contracts	45
General Information	46
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	46
EXPERTS	47
LEGAL MATTERS	47
WHERE YOU CAN FIND MORE INFORMATION	47
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	48

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us.  We have not authorized anyone to provide you with additional or different information.  The information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, regardless of the time of delivery of this prospectus supplement.

The distribution of this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us and the offering of the common shares in certain jurisdictions may be restricted by law.  If you possess this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us, you should find out about and observe these restrictions.  This prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us are not an offer to sell the common shares and are not soliciting an offer to buy the common shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “we,” “us,” or “Company” refer to Winthrop Realty Trust and its subsidiaries.

This document is in two parts.  The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying base prospectus.  The second part is the accompanying base prospectus, which provides more general information.  To the extent there is an inconsistency between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus, on the other hand, you should rely on the information in this prospectus supplement.  It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement.  The information incorporated by reference is considered part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, which we refer to as the SEC, allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC prior to the termination of this offering will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make  prior to the termination of this offering with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2012;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;
•
Current Reports on Form 8-K filed on February 4, 2013, March 8, 2013 (solely with respect to Item 8.01), April 2, 2013, May 3, 2013 (solely with respect to Item 8.01), May 22, 2013, May 30, 2013, August 2, 2013 (solely with respect to Item 8.01) and August 14, 2013; and

•	Definitive Proxy Statement on Schedule 14A dated April 11, 2013.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Beverly Bergman
Director of Investor Relations
Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, MA 02114
(617) 570-4614

You should rely only on the information or representations provided in or incorporated by reference into this prospectus supplement and the accompanying base prospectus.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any supplement hereto or thereto is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, which require us to file reports and other information with the SEC.  You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.

S-iii

You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can obtain copies of this material by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.winthropreit.com, and through a variety of databases, including, among others, the SEC’s Electronic Data Gathering and Retrieval (EDGAR) program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.  None of the information on those websites that is not otherwise expressly set forth in or incorporated by reference in this prospectus supplement is a part of this prospectus supplement.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Any statements included in this prospectus supplement or the accompanying base prospectus, including any statements in the documents that are incorporated by reference herein or therein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events.  Certain forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions.  Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized.  Such forward-looking statements include statements with respect to:

•	the consummation of the Portfolio Acquisition (discussed below) and the achievement of the expected returns from such properties;
•	the declaration or payment of dividends by us;
•	the ownership, management and operation of properties;
•	potential acquisitions or dispositions of our properties, assets or other businesses;
•	our policies regarding investments, acquisitions, dispositions, financings and other matters;
•	our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the Code;
•	the real estate industry and real estate markets in general;
•	the availability of debt and equity financing;
•	interest rates;
•	general economic conditions;
•	supply of real estate investment opportunities and demand;
•	trends affecting us or our assets;
•	the effect of acquisitions or dispositions on capitalization and financial flexibility;
•
the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing; and

•	our ability, and that of our assets and acquired properties and businesses, to grow.

You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of various factors.  The information contained or incorporated by reference in this prospectus supplement, including, without limitation, the information set forth in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2012, which we refer to as the 2012 10-K, that are incorporated by reference in this prospectus supplement, identifies important factors that could cause such differences.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances, except as required by applicable laws, rules or regulations.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement.  The following summary information is qualified in its entirety by the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus.  This summary does not contain all of the information that you should consider prior to making your investment decision.  You should read the following summary in conjunction with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision.

Our Company

We are a real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Ohio.  Our operations are managed by FUR Advisors LLC.  Our common shares are traded on the NYSE under the symbol “FUR.”  We conduct our business through WRT Realty L.P., a Delaware limited partnership which we refer to as the operating partnership.  We are the sole general partner of, and own, directly and indirectly, all of the limited partnership interests in, the operating partnership.  Our operating partnership structure, commonly referred to as an umbrella partnership real estate investment trust, provides us with additional flexibility when acquiring properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in our operating partnership thereby enabling us to structure transactions which may defer tax gains for a seller while preserving our available cash for other purposes.

We are engaged in the business of owning and managing real property and real estate related assets.  Our business objective is to maximize long-term shareholder value through a total return value approach to real estate investing.  As a result of our emphasis on total return, while we seek to achieve a stable, predictable dividend for our shareholders, we do not select or manage our investments for short-term dividend growth, but rather towards achieving overall superior total return.  Our approach focuses on opportunistic investments and provides us with both the ability to capitalize on evolving market conditions and the flexibility to pursue diverse opportunities.  We believe this approach will ultimately result in long term increased share value.

As a diversified REIT, we currently operate in three strategic business segments: (i) the ownership of investment properties, including properties in joint ventures consolidated or accounted for on an equity method basis, which we refer to as operating properties; (ii) the origination and acquisition of senior loans, mezzanine loans and debt securities collateralized directly or indirectly by commercial and multi-family real property, including collateral mortgage-backed securities and collateral debt obligation securities, which we refer to as loan assets; and (iii) the ownership of equity and debt securities in other REITs, which we refer to as REIT securities.

As value investors we focus and aggressively pursue our investment activity in the segments we believe will generate the greater overall return to us given market conditions at the time.  In prior years we have demonstrated our ability to adjust our business plan to capitalize on evolving marketing conditions both with respect to business segment and capital structure.  We will continue to invest in opportunities which we believe will yield superior risk adjusted returns.  These investments may have returns weighted towards the back end of the invested life which may negatively impact current earnings.  Further, we will mine our existing portfolio for follow-on opportunities and will seek to timely realize returns on such investments subject to any limitations we determine are necessary to avoid being subject to the REIT 100% tax on gains from dealer transactions under the Internal Revenue Code.

In connection with our strategy, in certain instances, we seek to acquire assets through joint ventures which allows us to employ third party co-investment capital to maximize diversification of risk and reduce capital concentration and in certain instances, leverage off of our joint venture partner’s experience and expertise in specific geographic areas and/or specific asset types.

We believe that the economic recovery, while slow, will continue throughout 2013 with gradually increasing rental demand across most asset classes in most major markets.  We have observed, however, that the uncertainty in the market has led to volatility, which can cause dislocation in pricing. Accordingly, we anticipate no diminishment in value opportunities for investing in 2013.

We continue to review our portfolio with a view towards divesting investments, subject to REIT rule limitations, as they mature in value to the point where these investments may be unlikely to achieve better than market returns and we redeploy capital to what we believe to be higher yielding opportunities.

Our Company Information

Our executive offices are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114-9507 and Two Jericho Plaza, Jericho, New York 11753.  Our telephone numbers are (617) 570-4614 and (516) 822-0022 and our website is located at http:/www.winthropreit.com.  None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this prospectus supplement is a part of this prospectus supplement.

Recent Developments

Acquisitions

701 Seventh Avenue, New York, New York - Effective July 23, 2013 we increased our ownership in the joint venture that owns 701 Seventh Avenue, New York, New York and elected to participate in the future hotel development at the property.  In doing so, we made an additional $4,927,000 capital contribution to the joint venture and have committed to invest up to an additional $52,000,000, increasing our potential maximum investment to up to $120,000,000 in the aggregate (inclusive of contributions already made).

Residential Portfolio - On August 13, 2013, we entered into a definitive purchase agreement to acquire for a purchase price of $246,000,000 four class A luxury condominium apartment buildings containing an aggregate of 761 unsold residential condominium or apartment units and approximately 24,987 square feet of commercial space, which we refer to as the Portfolio Acquisition.  The four properties, which are described below, were originally built to condominium specifications and were expected be sold as condominiums.  However, each of the properties is currently operated as a multi-family residential facility.

•
44 Monroe, located in Phoenix, Arizona, is a 34-story residential building comprised of 198 units with 1,377 square feet of ground level retail space.  Fourteen of the units were sold as condominiums and are not included in this Portfolio Aquisition.  Constructed in 2008, the property’s amenities include a spa and swimming pool with sundeck, fully furnished clubroom, outdoor terrace with gas grill and fire pit, 24-hour lobby attendant, fitness center, business center, eight floors of secured parking, and conference room.

•
Highgrove, located in Stamford, Connecticut, is an 18-story residential building comprised of 92 condominium quality units.  Constructed in 2011, the property’s amenities include a 24-hour doorman and concierge, valet parking, shuttle to metro station, fitness club and spa with steam, sauna and locker rooms, yoga studio, sky lit indoor pool with retractable roof and Jacuzzi, walk-in climate-controlled wine cellar, movie screening room, card and billiards room, dog walk area, and furnished tenant guest lodgings.

•
Mosaic II, located in Houston, Texas, is a 29-story residential building comprised of 396 units and 20,065 square feet of ground level retail space.  Constructed in 2009, the property’s amenities include a 24-hour valet parking service, a 6,000-square foot wellness center with steam rooms and saunas, an infinity-edge pool, full service 24-hour concierge services, penthouse units of up to 2,959 square feet, and a 6,500 square foot social lounge and recreation area.

•
San Pedro Lofts, located in San Pedro, California, is comprised of 89 units in two distinct residential buildings with 3,545 square feet of ground level retail space.  Constructed in 2008, the property’s amenities include a sun deck with barbeque, an outdoor fireplace, a fitness center, secured covered parking with a 1.6+ parking ratio in two subterranean, controlled access parking garages, and an outdoor community courtyard.

We expect that the closing of the purchase of these properties will take place in October, 2013, subject to the customary closing conditions for transactions of this type.  We provided a $25.5 million non-refundable (except in limited circumstances) deposit and the balance of the purchase price is expected to be provided from a combination of cash reserves and new secured financing.  In this regard, KeyBank National Association has agreed to make a $150 million mortgage loan to us in connection with this acquisition.  The loan, which is subject to the lender’s completion of its due diligence review and credit committee approval, will bear interest at a rate of LIBOR plus 200 basis points, require payments of interest only and have a term of three years with two one-year extensions.

The following table sets forth certain information relating to each of the properties.

Property	Year Completed	Number of Units	Current Unit Occupancy Percentage1	Allocated Purchase Price	Allocated Purchase Price Per Square Foot2	Estimated Range of Replacement Cost Per Square Foot

44 Monroe	2008	1843	92%	$40,000,000	$159	$400-450
Highgrove	2011	92	87%	$80,000,000	$329	$500-600
Mosaic II	2009	396	93%4	$106,000,000	$254	$335-365
San Pedro Lofts	2008	89	95%	$20,000,000	$152	$230-260

As part of our standard due diligence process in connection with the acquisition of each of these properties, we analyzed the anticipated capitalization rate we expect to derive from this portfolio.  We define capitalization rate as net operating income, or NOI, (as defined below) from a property as a percentage of the purchase price for that property, after making adjustments to historical NOI to reflect anticipated future growth in rental rates, assumptions concerning vacancies, reserves for capital expenditures and other market conventions to estimate future stabilized NOI. NOI is a non-GAAP financial measure that we define as gross revenues less recurring operating expenses.  We believe that the stabilized capitalization rate for each of the four properties will be in the range of approximately 4.0% to 5.2% within the first 12 months following our acquisition of them.  Our definition of NOI and calculation of the capitalization rate may not be comparable to those of other REITs because of differences in accounting policies, forward adjustments to historical NOI, assumed property tax rates, expenses and other items.  We caution you not to place undue reliance on our anticipated capitalization rate ranges for these properties, because they are based solely on data made available to us in the due diligence process in connection with their respective acquisitions, combined with our own experience in operating our own residential properties, and because each of the NOI and capitalization rate are non-GAAP measures.  Our actual experience operating these properties may materially change our expectations with respect to the anticipated NOI.  In addition, the actual NOI for these properties may differ materially from our expectation based on numerous other factors, including, without limitation, difficulties collecting anticipated rental revenues, actual leasing results that differ materially from our assumptions, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants, as well as the risk factors set forth in this prospectus supplement and the accompanying prospectus and documents incorporated by reference herein and therein.

Sullivan Center Mezzanine Loan – On August 22, 2013, we acquired for $30,000,000 from our unaffiliated joint venture partner its 50% interest in the mezzanine loan indirectly secured by the property located at One South State Street, Chicago, Illinois.  As a result, we now hold 100% of the mezzanine loan that has an outstanding balance of principal and accrued interest of approximately $56,150,000 and bears interest at 15% per annum.  Both we and our partner, through a joint venture, continue to each hold an approximately 35% indirect equity interest in the property.

Summit Pointe Apartments – We, through a venture, agreed to acquire Summit Pointe Apartments in Oklahoma City, Oklahoma.  The property is a 184-unit garden apartment complex originally built in 1984.  Upon the closing of the acquisition of the property, which is subject to the satisfaction of certain conditions, we expect that our capital contribution to the venture will be approximately $4,800,000.  Pursuant to the terms of the venture agreement, we will hold a preferred equity interest which entitles us to an 8% preferred return from cash flow and, upon capital transactions, a preferred 12% IRR and 60% of all amounts after our venture partner receives a 12% IRR.  Assuming satisfaction of the closing conditions, this transaction is expected to close in September 2013.

____________________________

1 As of July 31, 2013. Highgrove is presently in initial lease-up phase.

2 Purchase price divided by total apartment and retail rentable square footage.

3 Excludes 14 units sold as condominiums prior to our entering into the purchase agreement.

4 With respect to the 20,065 square feet of retail space at Mosaic II, 23% is currently occupied at a blended rental rate of $23 per square foot.

Property Sales and Loan Asset Repayments

Denton, Texas - On July 2, 2013 we sold our Denton, Texas property to an independent third party for gross sale proceeds of $1,850,000.  After costs and pro-rations, we received net proceeds of approximately $1,703,000.  Our most recently reported net asset value range for this property at the time of the sale was $1,725,000 to $1,913,000.

Metrotech Loan - In July 2013, we received proceeds of $13,300,000 on our original investment of $10,800,000 from the payoff at par of the loan held in our Metrotech venture in which we hold a 33.3% interest.  This payoff resulted in a 38% IRR on this investment.

Seabrook, Texas - On August 1, 2013 we sold our Seabrook, Texas property to an independent third party for gross sale proceeds of $3,300,000.  After costs and pro-rations, we received net proceeds of approximately $3,202,000.  Our second quarter 2013 net asset value range for the property was $2,556,000 to $2,875,000.

One Riverwalk – On August 29, 2013, our CDH CDO venture, sold its One Riverwalk property located in San Antonio, Texas.  After satisfying the existing third party debt, we received from the net proceeds approximately $4,400,000.

Concord Debt Holdings – On July 9, 2013, in accordance with a workout agreement, the loan secured by the property commonly referred to as Thanksgiving Tower located in Dallas, Texas was satisfied.  We expect to receive a distribution from our Concord Debt Holdings venture of $887,000 from the proceeds of the satisfaction of this loan.

Other Transactions

Concord CDO - In July 2013, Concord Real Estate CDO 2006-1, Ltd., an entity in which we indirectly hold a 49.67% equity ownership interest, satisfied its leverage ratio tests and, as a result, again began making distributions to Concord CDO’s junior tranches of bonds and its equity holder, CDH CDO LLC, a venture in which we hold a 49% interest.  It is expected that so long as the leverage ratio tests remain satisfied we will receive distributions of approximately $300,000 monthly.

Amherst, New York - In July 2013, we extended our triple net lease with Ingram Micro, the tenant occupying all 200,000 square feet of office space in Amherst, New York, through October 31, 2023.  On July 26, we repaid the $15,000,000 debt collateralized by the property.

Third Quarter Dividend

Our Board of Trustees declared a dividend for the third quarter of 2013 of $0.1625 per common share payable on October 15, 2013 to common shareholders of record on September 30, 2013.

Our Board of Trustees also declared a regular quarterly cash dividend of $0.578125 per Series D preferred share which is payable on October 1, 2013 to the holders of our 9.25% Series D Cumulative Redeemable Shares of Beneficial Interest, which we refer to as our Series D Shares, of record on September 12, 2013.

Acquisition Pipeline

We have a network of long-standing relationships with real estate professionals, individual and institutional real estate owners and national and regional lenders.  We believe our network of relationships provides us with access to an ongoing pipeline of attractive acquisition opportunities.  We are currently in discussions regarding a number of acquisition opportunities that have come to our attention through our network of relationships.

As of September 25, 2013, in addition to other previously announced new acquisitions and our agreement with respect to the Portfolio Acquisition, we were tracking and evaluating acquisition opportunities that include 3 direct property acquisitions for an aggregate purchase price, before financing, of approximately $182 million, a $40 million preferred equity investment, 2 joint venture investments aggregating $30 million, a new $15 million mezzanine loan and the acquisition of a loan with a face amount of approximately $29 million. Although we are continuing to engage in discussions and preliminary negotiations with sellers and have commenced the process of conducting diligence on some of these assets or have submitted non-binding indications of interest, we have not agreed upon terms relating to, or entered into binding commitments with respect to, any of these potential acquisition opportunities.  As such, there can be no assurance that we will complete any of the potential acquisitions we are currently evaluating.

THE OFFERING

The following is a brief summary of certain terms of this offering.  For a more complete description of our common shares, see “Description of Our Common Shares” in the accompanying base prospectus.

Issuer	Winthrop Realty Trust

Common shares offered by us	2,750,000 shares. We have granted the underwriters an option to purchase up to an additional 412,500 shares.

Common shares outstanding immediately after this offering	36,397,949 shares

Use of Proceeds
We intend to use the net proceeds from this offering to fund future acquisitions, including the Portfolio Acquisition, and/or for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions.

New York Stock Exchange Listing	Our common shares trade on the NYSE under the symbol “FUR.” The last reported trading price on September 25, 2013 was $12.06.

Transfer Agent	Computershare Trust Company, N.A.

Restriction on Ownership
Our bylaws provide that no person or group of affiliated persons may own, directly or indirectly, more than 9.8% of our common shares. Our board of trustees may, in its discretion, exempt a person from these ownership limits under certain circumstances. Unless the board waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights; are not considered outstanding for quorum or voting purposes; and are not entitled to dividends, interest or any other distributions with respect to the securities.

Risk Factors
See “Risk  Factors” beginning on page S-7 of this prospectus supplement and in the 2012 10-K for a discussion of factors that you should carefully consider before deciding to invest in our common shares.

The number of common shares outstanding immediately after the offering is based on 33,647,949 common shares outstanding as of September 25, 2013, includes 600,000 restricted common shares which are subject to forfeiture and excludes 412,500 shares issuable upon exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS

Investing in our common shares involves risks that could affect us and our business as well as the real estate industry generally. Before purchasing our common shares, you should carefully consider the “Risk Factors” discussed below in this prospectus supplement and in our 2012 10-K.  Those Risk Factors update and replace the Risk Factors identified in the accompanying base prospectus under the caption “Risk Factors.”  Each of the risks described could result in a decrease in the value of our common shares and your investment therein.  Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports, certain of which are also incorporated by reference into this prospectus supplement.  Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future.  New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

This offering will be highly dilutive, and there may be future dilution of our common shares.

This offering will have a highly dilutive effect on our expected earnings per share for the year ending December 31, 2013, as we have 33,647,949 common shares outstanding as of September 25, 2013.  Additionally, subject to the 90-day lock-up period restrictions described in “Underwriting,” and certain restrictions on the issuance of securities with rights senior to our existing Series D Shares, we are not restricted from issuing in the future additional common shares or preferred shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or preferred shares or any substantially similar securities.  The market price of our common shares could decline as a result of sales of a large number of our common shares in the market after this offering or the perception that such sales could occur.

Our largest shareholder intends to distribute a substantial number of our common shares to certain of its members, which will result in our senior management team controlling a smaller percentage of our shares.

FUR Investors, LLC, which we refer to as FUR Investors, an entity partially owned by, and controlled by our senior management, intends to distribute to certain of its non-controlling members who are not employees of the Company, FUR Advisors, LLC, or any affiliate thereof, and who have no rights to participate in our management, 743,663 of our common shares in redemption of the interests of such members in FUR Investors.  The shares will not be registered under the Securities Act. Sales of such shares may be made under Rule 144 of the Securities Act but not during the six month period following the distribution.  Following the distribution, the members of our senior management will beneficially own 3,340,996 common shares or approximately 9.2% of our outstanding common shares following the completion of this offering (without giving effect to the exercise of the underwriters’ option to purchase additional shares).

We may change the dividend policy for our common shares in the future.

We paid aggregate annual dividends of $0.65 per share for the 2012 taxable year and have declared a dividend of $0.1625 per share for the first three quarters of the 2013 taxable year.  However, the decision to declare and pay dividends on our common shares in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our Board of Trustees in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and the general overall economic conditions and other factors.  The actual dividend payable will be determined by our Board of Trustees based upon the circumstances at the time of declaration and the actual dividend payable may vary from such expected amounts.  Any change in our dividend policy could have a material adverse effect on the market price of our common shares.

The trading price of our common shares has been, and may continue to be, subject to significant fluctuations.

From January 1, 2013 through September 25, 2013, the closing sale price of our common shares on the New York Stock Exchange has ranged from $11.04 to $13.66 per share.  The market price of our common shares may fluctuate in response to company-specific and securities market events and developments including those described in this “Risk Factors” section and otherwise described in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. In addition, the amount of our indebtedness may impact investor demand for our common shares, which could have a material effect on the market price of our common shares.

Failure to consummate the Portfolio Acquisition could have a material adverse impact on our results of operations, earnings and cash flow.

If the seller in connection with the Portfolio Acquisition were to default under the purchase agreement or a property constituting a portion of the Portfolio Acquisition were to suffer a material casualty or condemnation, it is possible that the Portfolio Acquisition will not be consummated.  Further, we have provided the seller with a $25,500,000 deposit which would not be refunded to us if we have failed to timely consummate the transaction not otherwise due to the default of the seller.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $29,960,000 (or approximately $34,497,500 if the underwriters’ option to purchase additional common shares is exercised in full) after deducting the underwriting discounts and commissions and our estimated expenses of approximately $290,000.

We intend to contribute to the operating partnership the net proceeds of this offering, which will use the net proceeds received from us to fund future acquisitions, including the Portfolio Acquisition, and/or for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions.

CAPITALIZATION

The following table shows our consolidated capitalization as of June 30, 2013 on (i) an actual basis and (ii) as adjusted to reflect net proceeds from the sale by us of 2,750,000 common shares in this offering (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting the underwriters’ fees and our estimated offering expenses.  No adjustments have been made to reflect normal course operations by us or other developments with our business after June 30, 2013, including the funding of the cash consideration for (or indebtedness incurred in connection with) the expected Portfolio Acquisition. As a result, the as adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement.  See “Where You Can Find More Information” in this prospectus supplement.

	As of June 30, 2013
	Actual	As Adjusted
	(In Thousands)
Debt
Mortgage loans payable	325,026	$325,026
Non-recourse secured financing	29,150	29,150
Senior notes payable	86,250	86,250
Notes payable	1,645	1,645
KeyBank Facility(1)	-	-
Total Debt	442,071	442,071
Equity:
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $1 par, $25 liquidation preference, 5,060,000 shares authorized and 4,820,000 shares issued and outstanding as of June 30, 2013	120,500	120,500
Common Shares, $1 par, unlimited authorized, 33,638,757 issued and outstanding as of June 30, 2013, 36,388,757 as adjusted	33,039	35,789
Additional paid in capital	618,954	646,164
Accumulated distributions in excess of net income	(311,688)	(311,688)
Accumulated other comprehensive income	80	80
Total Winthrop Realty Trust Shareholders’ Equity	460,885	490,845
Non-controlling interests	13,612	13,612
Total equity	474,497	504,457
Total capitalization	916,568	946,528

(1) The KeyBank Facility is a secured revolving line of credit in the principal amount of $50 million, which bears interest at LIBOR plus 3% and has a maturity date of March 3, 2014 with a one year option to extend the maturity date to March 3, 2015.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain additional material United States federal income tax consequences of the purchase, ownership and disposition of our common shares.  This summary supplements and should be read together with the discussion under “Federal Income Tax Considerations” in the accompanying prospectus.

This summary is based on current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxable Mortgage Pools and Excess Inclusion Income.

We do not expect to earn any excess inclusion income.

Taxation of Holders of Common Shares

U.S. Shareholders

Medicare Tax on Unearned Income.  A U.S. Shareholder that is an individual is subject to a 3.8% tax on the lesser of (1) his or her “net investment income” for the relevant taxable year or (2) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status).  A similar regimen applies to certain estates and trusts.  Net investment income generally will include dividends on and gain from the sale of our shares.  If you are a U.S. investor that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our shares.

Tax-Exempt Shareholders.  We do not expect to earn any excess inclusion income.

Non-U.S. Shareholders

FATCA Withholding.  The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code and subsequent IRS guidance provide that a 30% withholding tax will be imposed on distributions (for payments made after June 30, 2014) and the gross proceeds from a sale of shares (for payments made after December 31, 2016) held by a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules.  In general, these new disclosure and reporting rules require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S. owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial U.S. owners of such entity.  In the event of noncompliance with the FATCA requirements, withholding at a rate of 30% on distributions in respect of, and gross proceeds from the sale of, our shares held by or through such foreign entities would be imposed.  Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.  Prospective investors should consult with their tax advisors regarding the application of these rules to their investment in our shares.

UNDERWRITING

Each of Stifel, Nicolaus & Company, Incorporated and JMP Securities LLC is an underwriter and joint book-runner of this offering.  Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, which we will file as an exhibit to a Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying base prospectus, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares set forth opposite its name below.

Underwriters	Number of Shares

Stifel, Nicolaus & Company, Incorporated	1,375,000
JMP Securities LLC	1,375,000

Total	2,750,000

The underwriting agreement provides that the underwriters’ obligation to purchase common shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•     the representations and warranties made by us to the underwriters are true;

•     there is no material change in our business or in the financial markets; and

•     we deliver customary closing documents to the underwriters.

We expect that delivery of the common shares will be made against payment thereof on or about September 30, 2013.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise

Per share	$0.45	$0.45
Total	$1,237,500	$1,423,125

The underwriters have advised us that the underwriters propose to offer the common shares directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.25 per share.  After the offering, the underwriters may change the offering price and other selling terms.  Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $290,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 412,500 shares at the public offering price less underwriting discounts and commissions.  This option may be exercised if the underwriters sell more than 2,750,000 shares in connection with this offering.  To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.  The price per share paid by the underwriters for any common shares purchased pursuant to the option will be reduced by an amount per share equal to any dividends or distributions declared by us and payable on the common shares initially purchased by the underwriters in this offering but not payable on common shares purchased by the underwriters pursuant to the option.

Lock-Up Agreements

Pursuant to the underwriting agreement, we and all of our directors and executive officers and FUR Investors LLC, a significant shareholder, have agreed not to sell or transfer any common shares, other than the shares to be distributed by FUR Investors LLC to certain of its non-controlling members who are not employees of the Company, for a period of 90 days after the date of this prospectus without first obtaining the written consent of the underwriters. The shares to be distributed by FUR Investors LLC will not be registered under the Securities Act.  Sales of such shares may be made under Rule 144 of the Securities Act but not during the six month period following the distribution. Specifically, the persons subject to the lock-up agreements have agreed, with certain limited exceptions, not to directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any common shares (including, without limitation, common shares that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Securities and Exchange Commission and common shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible, exercisable or exchangeable into common shares or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement.

The 90-day restricted period described in the preceding paragraph will be extended if:

•  during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs; or

•  prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period;

in which case the restrictions described in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless such extension is waived in writing by the underwriters.

The underwriters, in their sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.  When determining whether or not to release common shares and other securities from lock-up agreements, the underwriters will consider, among other factors, the holder’s reasons for requesting the release, the number of common shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

New York Stock Exchange Listing

The common shares currently trade on the NYSE under the symbol “FUR.”  On September 25, 2013, the last reported sale price of our common shares was $12.06 per share.  Application has been made to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

Stabilization and Short Positions

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, for the purpose of pegging, fixing or maintaining the price of the common shares, in accordance with Regulation M under the Securities Exchange Act of 1934:

•     Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•     A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position.  This short position may be either a covered short position or a naked short position.  In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising its option to purchase additional shares.  In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares.  The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.  In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares.  A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•     The underwriters may also make purchases of our common shares in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares.  As a result, the price of the common shares may be higher than the price that might otherwise exist in the open market.  These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares.  In addition, neither we nor the underwriters make representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters and/or any selling group members participating in this offering, or by their affiliates.  In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or particular selling group member, prospective investors may be allowed to place orders online.  The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders.  Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp Taxes

If you purchase common shares offered in this prospectus supplement and the accompanying base prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Concord Debt Holdings LLC as of December 31, 2011 and for the year ended December 31, 2011 included as Exhibit 99.1 of Winthrop Realty Trust’s Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2012 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Sealy Northwest Atlanta Partners, LP as of December 31, 2011 and for the year ended December 31, 2011 included as Exhibit 99.2 of Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2012 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of Frazier & Deeter, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Sealy Newmarket General Partnership as of December 31, 2011 and for the year ended December 31, 2011 included as Exhibit 99.3 of Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2012 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of Frazier & Deeter, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered hereby, have been passed upon by Hahn Loeser & Parks LLP. Certain tax matters have been passed upon by Katten Muchin Rosenman LLP.  Certain legal matters in connection with this offering have been passed upon for the underwriters by Goodwin Procter LLP.

PROSPECTUS
WINTHROP REALTY TRUST

$600,000,000 of
Common Shares Of Beneficial Interest
Preferred Shares Of Beneficial Interest
Rights
Debt Securities
_______________

We are Winthrop Realty Trust, a real estate investment trust formed under the laws of the State of Ohio. Our operations are managed by our external advisor, FUR Advisors LLC.

This prospectus relates to the public offer and sale by us of one or more series of:

•	common shares of beneficial interest, par value $1 per share, which we refer to as our common shares;

•	preferred shares of beneficial interest;

•	rights to purchase common shares; and/or

•	senior or subordinated debt securities.

The preferred shares may be convertible into common shares or into preferred shares of another series and the debt securities may be exchangeable for common or preferred shares. The aggregate public offering price of the common shares, preferred shares, rights and debt securities covered by this prospectus, which we refer to collectively as the securities, will not exceed $600,000,000. The securities may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by that prospectus supplement.

We may offer the securities directly to investors, through agents designated by us from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares, Series D Preferred Shares and 7.75% Senior Notes are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbols “FUR,” “FUR Pr D” and “WRT”, respectively.

See “RISK FACTORS” beginning on page 3 for certain factors relevant to an investment in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_______________

THE DATE OF THIS PROSPECTUS IS October 9, 2012.

TABLE OF CONTENTS

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS	1
ABOUT THIS PROSPECTUS	2
OUR COMPANY	2
RISK FACTORS	3
DESCRIPTION OF OUR COMMON SHARES	12
General	13
Shareholder Liability	13
Voting Rights	13
Transfer Agent and Registrar	13
Restriction on Size of Holdings	13
Trustee Liability and Indemnification	14
DESCRIPTION OF OUR PREFERRED SHARES	14
General	14
Terms	14
Rank	15
Dividends	15
Redemption	15
Liquidation Preference	16
Voting Rights	16
Conversion Rights	16
Restrictions on Ownership	16
Transfer Agent	16
Terms of Our Series D Preferred Shares	16
DESCRIPTION OF RIGHTS	22
General	22
Terms	22
DESCRIPTION OF OUR DEBT SECURITIES	22
General	23
Terms	23
Denomination, Interest, Registration and Transfer	25
Merger, Consolidation or Sale of Assets	26
Certain Covenants	26
Events of Default, Notice and Waiver	27
Modification of the Indenture	28
Subordination	29
Discharge, Defeasance and Covenant Defeasance	30
Conversion Rights	31
Payment	31
Global Securities	32
FEDERAL INCOME TAX CONSIDERATIONS	32
General	32
Requirements for Qualification	33
Taxation of Holders of Common or Preferred Shares	37
U.S. Shareholders	37
Non-U.S. Shareholders	40
Taxation of Holders of Rights	41
Taxation of Holders of Fixed Rate Debt Securities	41
U.S. Holders	42
Taxation of Tax-Exempt Holders	43
Non-U.S. Holders	43
USE OF PROCEEDS	44
PLAN OF DISTRIBUTION	44
To Underwriters	45
Through Agents and Dealers	45
Delayed Delivery Contracts	45

General Information	46
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	46
EXPERTS	47
LEGAL MATTERS	47
WHERE YOU CAN FIND MORE INFORMATION	47
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	48

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Any statements included in this prospectus, including any statements in the document that are incorporated by reference herein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

•	the payment of interest and return of principal on our obligations;

•	the declaration or payment of distributions by us;

•	the ownership, management and operation of properties;

•	potential acquisitions or dispositions of our properties, assets or other businesses;

•	our policies regarding investments, acquisitions, dispositions, financings and other matters;

•	our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the Code;

•	the real estate industry and real estate markets in general;

•	the availability of debt and equity financing;

•	interest rates;

•	general economic conditions;

•	supply of real estate investment opportunities and demand;

•	trends affecting us or our assets;

•	the effect of acquisitions or dispositions on capitalization and financial flexibility;

•
the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing; and

•	our ability, and that of our assets and acquired properties and businesses to grow.

You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus and any amendment hereof, including, without limitation, the information set forth in “RISK FACTORS” below or in any risk factors in documents that are incorporated by reference in this prospectus, identifies important factors that could cause such differences. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances except as required by applicable laws, rules or regulations.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus. The registration statement that contains this prospectus and the exhibits to that registration statement contain additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC website or at the SEC offices mentioned under the heading “WHERE YOU CAN FIND MORE INFORMATION.” All references to “the trust,” “we,” “our” and “us” in this prospectus mean Winthrop Realty Trust and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

OUR COMPANY

We are a real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Ohio. Our operations are managed by FUR Advisors LLC, which we refer to as FUR Advisors or our advisor. Our common shares, 9.25% Series D Cumulative Redeemable Preferred Shares of beneficial interest, $1.00 par value, which we refer to as our Series D Preferred Shares, and 7.75% Senior Notes due 2022, which we refer to as our 7.75% Senior Notes, are traded on the NYSE under the symbols “FUR,” “FUR Pr D” and “WRT,” respectively. We conduct our business through WRT Realty L.P., a Delaware limited partnership which we refer to as the operating partnership.  We are the sole general partner of, and own, directly and indirectly, all of the limited partnership interests in, the operating partnership.  Our operating partnership structure, commonly referred to as an umbrella partnership real estate investment trust or “UPREIT” structure, provides us with additional flexibility when acquiring properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in our operating partnership thereby enabling us to structure transactions which may defer tax gains for a seller while preserving our available cash for other purposes.

We are engaged in the business of owning and managing real property and real estate related assets and originating and acquiring loans secured, directly or indirectly, by real property. Our business objective is to maximize long-term shareholder value through a total return value approach to real estate investing. As a result of our emphasis on total return, while we seek to achieve a stable, predictable dividend for our shareholders, we do not select or manage our investments for short-term dividend growth, but rather towards achieving overall superior total return. Our approach focuses on opportunistic investments and provides us with both the ability to capitalize on evolving market conditions and the flexibility to pursue diverse opportunities. We believe this approach will ultimately result in long term increased share value.

We operate in three strategic business segments: (i) the ownership of investment properties, including properties in joint ventures, which we refer to as operating properties; (ii) the origination and acquisition of senior loans, mezzanine loans and debt securities secured directly or indirectly by commercial and multi-family real property, which we refer to as loan assets; and (iii) the ownership of equity and debt securities in other REITs, which we refer to as REIT securities.

As a diversified REIT, we seek to focus our investing in those segments we believe will generate the greatest overall return to us given market conditions at the time. Based on market conditions, during 2011 and 2012 we focused our investment activity in our loan asset segment and to a lesser extent, REIT securities, specifically Cedar Realty Trust, Inc. common shares. We continue to seek to enter into ventures with third parties who have a presence, experience and expertise in specific geographic areas and/or specific asset types. Further, with respect to ventures that we manage, we seek to enhance our total return with asset management and other fees, and promoted economic interests and appreciation. We currently expect that our focus on loan assets will continue through the remainder of 2012 and that we will concentrate our investment activities in assets that we believe are higher quality office, retail and multi-family properties, along with high-end hospitality assets. We generally do not pursue those investments in which there is a significant component of raw land, development risk, specialty real estate or condominiums, unless the condominium project can be converted to a conventional multi-family property.

Our executive offices are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114-9507 and Two Jericho Plaza, Jericho, New York 11753.  Our telephone numbers are (617) 570-4614 and (516) 822-0022 and our website is located at http:/www.winthropreit.com.  None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this prospectus is a part of this prospectus.

RISK FACTORS

We, our assets and the entities in which we invest are subject to a number of risks customary for REITs, property owners, loan originators and holders and equity investors as well as a number of risks involved in our investment operating, and capital strategy policy that not all REITs may have.  Material factors that may adversely affect our business operations and financial conditions are summarized below.  As used in this Risk Factors section and except as expressly provided otherwise, references to the terms “we”, “our” or “us” include Winthrop Realty Trust, its subsidiaries and its ventures, unless we otherwise specify or the context otherwise requires.

Risks incidental to real estate investments.

As a REIT our investments are limited to direct ownership and operation of operating properties, loan assets secured, directly or indirectly, by operating properties, and investments in other REITs.  Accordingly, an investment in us depends upon our financial performance and the value of our operating properties held from time to time as well as those securing our loan assets, and those held by the REITs in which we invest, which operating properties are subject to the risks normally associated with the ownership, operation and disposal of real estate properties and real estate related assets, including:

•	adverse changes in general and local economic conditions which affect the demand for real estate assets;

•	competition from other properties;

•	fluctuations in interest rates;

•	reduced availability of financing;

•	the cyclical nature of the real estate industry and possible oversupply of, or reduced demand for, properties in the markets in which our investments are located;

•	the attractiveness of our properties to tenants and purchasers;

•	how well we manage our properties;

•	changes in market rental rates and our ability to rent space on favorable terms;

•	the financial condition of our tenants and borrowers including their becoming insolvent and bankrupt;

•	the need to periodically renovate, repair and re-lease space and the costs thereof;

•	increases in maintenance, insurance and operating costs;

•	civil unrest, armed conflict or acts of terrorism against the United States; and

•	earthquakes, floods and other natural disasters or acts of God that may result in uninsured losses.

In addition, changes to applicable federal, state and local regulations, zoning and tax laws and potential liability under environmental and other laws affect real estate values.  Further, throughout the period that we own real property, regardless of whether or not a property is producing any income, we must make significant expenditures, including those for property taxes, maintenance, insurance and related charges and debt service.  The risks associated with real estate investments may adversely affect our operating results and financial position, and therefore the funds available for distribution to you as dividends.

We may change our investment and operational policies.

We may change our investment and operating strategy either voluntarily or as result of changing economic conditions, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and dividends at any time which could result in our making investments that are different from, and possibly riskier than, our current investments.  A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our financial condition, results of operations, share price and our ability to pay dividends.

We may not be able to invest our cash reserves in investments which will increase equity value.

As of June 30, 2012, we had approximately $44 million of cash and cash equivalents available for investment.  In addition, we had additional funds available for investment attributable to the sale in August 2012 of our 7.75% Senior Notes. Our ability to increase equity value is dependent upon our ability to grow our asset base by investing these funds, as well as additional funds which we may raise or borrow, in real estate related assets that will ultimately generate more favorable returns.

We may not be able to obtain capital to make investments.

As a REIT, we are in a capital intensive business that is dependent primarily on third party debt and equity financing to fund the growth of our business because one of the requirements for a REIT is that it distribute at least 90% of its annual REIT taxable income, subject to certain adjustments, to its shareholders.  Access to third party capital sources depends, in part, on general market conditions, the market’s perception of our growth potential, our current and expected future earnings, our cash flow and the market price of our common shares.  Additionally, we may not be able to obtain debt or equity financing on favorable terms.  Accordingly, if we cannot obtain capital from third parties or if such access is on unfavorable terms, it will likely have a material adverse affect on our financial condition and results of operations, our stock price and our ability to pay dividends to our shareholders.

We are subject to significant competition and we may not compete successfully.

We have significant competition with respect to our acquisition of operating properties and our acquisition and origination of loan assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors some of which may have a lower cost of funds and access to funding sources that are not available to us.  In addition, many of our competitors have greater resources than we do and for this and other reasons, we may not be able to compete successfully for particular investments.

Investing through ventures presents additional risks.

Our investments in ventures present additional risks such as our having objectives that differ from those of our partners or in the investments we make, becoming involved in disputes concerning operations, or possibly competing with those persons for investments unrelated to our venture.  In addition, where we do not control the venture, we rely on the internal controls and financial reporting controls of our partners and, as such, their failure to comply with applicable standards and maintain effective internal controls over financial reporting may adversely affect us.

Investing in private companies involves specific risks.

We have held and may acquire additional ownership interests in private companies not subject to the reporting requirements of the SEC.  Investments in private businesses involve a higher degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative.  There is generally no publicly available information about these private companies, and we will rely significantly on the due diligence of our advisor to obtain information in connection with our investment decisions.

Our due diligence may not reveal all of the liabilities associated with a proposed investment and may not reveal other weaknesses.

There can be no assurance that due diligence by our advisor in connection with a new investment will uncover all relevant facts which could adversely affect the value of the investment and the success of the investment.

We face risks associated with property acquisitions.

We acquire properties and portfolios of properties, including large portfolios that would increase our size and potentially alter our capital structure.  Although we enter into these acquisitions with the belief that they will enhance our future financial performance, the success of such transactions is subject to a number of factors, including the risk that:

•	we may not be able to obtain financing for acquisitions on favorable terms;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be higher than our estimates;

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acquired properties may be located in new markets where we may have limited knowledge and understanding of the local economy, an absence of business relationships in the area or unfamiliarity with local governmental and permitting procedures; and

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we may not be able to efficiently integrate acquired properties, particularly portfolios of properties, into our organization and manage new properties in a way that allows us to realize cost savings and synergies.

In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for partnership interests in our operating partnership.  This acquisition structure has the effect, among other factors, of reducing the amount of tax depreciation we can deduct over the tax life of the acquired properties, and typically requires that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases.  These restrictions on dispositions could limit our ability to sell an asset during a specified time, or on terms, that would be favorable absent such restrictions.

Acquired properties may subject us to known and unknown liabilities.

Properties that we acquire may be subject to known and unknown liabilities for which we would have no recourse, or only limited recourse, to the former owners of such properties.  As a result, if a liability were asserted against us based upon ownership of an acquired property, we might be required to pay significant sums to settle it, which could adversely affect our financial results and cash flow.  Unknown liabilities relating to acquired properties could include:

•	liabilities for clean-up of pre-existing disclosed or undisclosed environmental contamination;

•	claims by tenants, vendors or other persons arising on account of actions or omissions of the former owners of the properties; and

•	liabilities incurred in the ordinary course of business.

Failure to renew expiring leases could adversely affect our financial condition.

We are subject to the risk that, upon expiration, leases may not be renewed, the space may not be relet or the terms of renewal or reletting, including the cost of any required renovations, may be less favorable than the prior or current lease terms.  This risk is substantial with respect to our net leased properties.  As of December 31, 2011, thirteen of our properties, containing an aggregate of approximately 2,222,000 square feet of space are net leased to nine different tenants.  Gross leases accounting for approximately 7% of the aggregate annual base rent from our operating properties for 2011, representing approximately 3% of the net rentable square feet at the properties, were scheduled to expire in 2012.  Other leases grant tenants early termination rights upon payment of a termination penalty.  Lease expirations will require us to locate new tenants and negotiate replacement leases with them.  The costs for tenant improvements, tenant concessions and leasing commissions with respect to new leases are traditionally greater than costs relating to renewal leases.  If we are unable to promptly relet or renew leases for all or a substantial portion of the space subject to expiring leases, or if the rental rates upon such renewal or reletting are significantly lower than expected, our revenue and net income could be adversely affected.

We are subject to risks associated with the financial condition of our and our borrower’s tenants.

Our tenants or tenants at properties securing our loan assets may experience a downturn in their business resulting in their inability to make rental payments when due.  In addition, a tenant may seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of such tenant’s lease and cause a reduction in our cash flow.  If this were to occur at a net lease property, the entire property would become vacant.

We cannot evict a tenant solely because of its filing for bankruptcy.  A bankruptcy court, however, may authorize a tenant to reject and terminate its lease.  In such a case, our claim against the tenant for past due rent and unpaid future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease.  In any event, it is unlikely that a bankrupt tenant will pay the entire amount it owes us under a lease.  The loss of rental payments from tenants could adversely affect our financial condition and results of operations.

Similarly, if a tenant at a property securing a loan asset fails to meet its rental obligations, the borrower may have insufficient funds to satisfy the debt service resulting in a default on our loan asset.  Additionally, the loss of a tenant at a property securing a loan asset could negatively impact the value of the property and, therefore, our collateral.

The loss of a major tenant could adversely affect our financial condition.

We are and expect that we will continue to be subject to a degree of tenant concentration at certain of our operating properties and the properties securing our loan assets.  As indicated above, we are subject to risks associated with the financial condition of our tenants and tenants at properties securing our loan assets.  In the event that a tenant occupying a significant portion of one or more of our properties or whose rental income represents a significant portion of the rental revenue at such property or properties were to experience financial weakness, default on its lease, elect not to renew its lease or file bankruptcy it would negatively impact our financial condition and results of operations.  Similarly, if a tenant occupying a significant portion of one or more of the properties securing our loan assets or whose rental income represents a significant portion of the rental revenue at such property or properties experiences financial weakness defaults on its lease, elects not to renew its lease or files for bankruptcy, it would negatively impact our financial condition and results of operations.

We may experience increased operating costs, which might reduce our profitability.

Our properties are subject to increases in operating expenses such as for cleaning, electricity, heating, ventilation and air conditioning, administrative costs and other costs associated with security, landscaping and repairs and maintenance of our properties.  In general, under our leases with tenants, we pass through all or a portion of these costs to them.  There can be no assurance that tenants will actually bear the full burden of these higher costs, or that such increased costs will not lead them, or other prospective tenants, to seek office space elsewhere.  If operating expenses increase, the availability of other comparable office space in the geographic markets of our properties might limit our ability to increase rents; if operating expenses increase without a corresponding increase in revenues, our profitability could diminish and limit our ability to pay dividends to shareholders.

We leverage our portfolio, which may adversely affect our financial condition and results of operations.

We seek to leverage our portfolio through borrowings.  Our return on investments and cash available to pay dividends to holders of our Series D Preferred Shares and common shares may be reduced to the extent that changes in market conditions make new borrowings or refinancing of existing debt difficult or even impossible or cause the cost of our financings to increase relative to the income that can be derived from the assets.  Our debt service payments, including interest payable on our 7.75% Senior Notes, reduce the cash available to pay dividends to holders of Series D Preferred Shares and common shares.  We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or forced sale to satisfy our debt obligations.  A decrease in the value of the assets may lead to a requirement that we repay certain existing or future credit facilities.  We may not have the funds available, or the ability to obtain replacement financing, to satisfy such repayments.

Interest rate fluctuations may reduce our investment return.

Certain of our loan obligations and loan assets have floating interest rates.  In such cases, an increase in interest rates would increase our loan obligations while a decrease in interest rates would decrease the interest received on our loan assets.  Where possible we seek to mitigate these risks by acquiring interest rate cap agreements, rate collars and other similar protections.  To the extent we have not mitigated these risks or our actions are ineffective, a fluctuation in interest rates could negatively impact our cash flow due to an increase in loan obligations or a decrease in interest received on our loan assets.

We engage in hedging transactions that may limit gains or result in losses.

We have and may continue to use hedging instruments in our risk management strategy to limit the effects of changes in interest rates on our operations.  A hedge may not be effective in eliminating all of the risks inherent in any particular position.  Further, we have and could in the future recognize losses on a hedge position which adversely effects our financial condition and results of operations.  In addition, we run the risk of default by a counterparty to a hedging arrangement.

We may be unable to refinance our existing debt or preferred share financings or obtain favorable refinancing terms.

We are subject to the normal risks associated with debt and preferred share financings, including the risk that our cash flow will be insufficient to meet required payments of principal and interest on debt and dividends and redemption payments to holders of preferred shares and the risk that indebtedness on our properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due, or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness.  If we were unable to refinance indebtedness or preferred share financings on acceptable terms, or at all, we might be forced to dispose of one or more of our investments on disadvantageous terms, which might result in losses to us, which could have a material adverse affect on us and our ability to pay dividends to our holders of preferred shares and common shares.  Furthermore, if a property is mortgaged or a loan pledged to secure payment of indebtedness and we are unable to meet the debt payments, the lender could foreclose upon the property or the loan, appoint a receiver or obtain an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to us.  Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT dividend requirements.

The loans we invest in are subject to delinquency and loss.

Our loan assets are directly or indirectly secured by income producing property.  The ability of a borrower to make payments on the loan underlying these securities is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower since the underlying loans are generally non-recourse in nature.  These loans are subject to risks of delinquency and foreclosure as well as risk associated with the capital markets.  If a borrower were to default on a loan, it is possible that we would not recover the full value of the loan.

We may be unable to foreclose on the collateral securing our loan assets on a timely basis or our loan assets may be subject to unfavorable treatment in a borrower bankruptcy.

In certain states foreclosing on a property can be a lengthy and costly process.  In addition, a borrower can file for bankruptcy or raise defenses that could delay our ability to realize on our collateral on a timely basis.  In such instances, the increased costs and time required to realize on our collateral would likely result in a reduced return or loss on the investment.  Further, if a borrower were to file for bankruptcy protection, a plan could be approved over our objection that would extend our loan for a period of time at an interest rate that is less than our cost of funds, thereby having a negative impact on our cash flow.

The subordinate loan assets in which we invest are subject to risks relating to the structure and terms of the transactions, and there may not be sufficient funds or assets to satisfy our subordinate notes, which may result in losses to us.

We invest in loan assets that are subordinate in payment and collateral to more senior loans.  If a borrower defaults or declares bankruptcy, after the more senior obligations are satisfied, there may not be sufficient funds or assets remaining to satisfy our subordinate notes.  Because each transaction is privately negotiated, subordinate loan assets can vary in their structural characteristics and lender rights, including our rights to control the default or bankruptcy process.  The subordinate loan assets that we invest in may not give us the right to demand foreclosure as a subordinate debt holder.  Furthermore, the presence of intercreditor agreements, co-lender agreements and participation agreements may limit our ability to amend the loan documents, assign the loans, accept prepayments, exercise remedies and control decisions made in bankruptcy proceedings relating to borrowers.  Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire possession of underlying collateral in the event of a default, during which time the collateral may decline in value.  In addition, there are significant costs and delays associated with the foreclosure process.

The widening of credit spreads could have a negative impact on the value of our loan assets and REIT debt securities.

The fair value of our loan assets is dependent upon the yield demanded on these assets by the market based on the underlying credit as well as general economic conditions.  Although many of our directly held loan assets were purchased at significant discounts, a further deterioration of the real estate markets or a large supply of these loan assets available for sale combined with reduced demand will generally cause the market to require a higher yield on these loan assets, resulting in a higher, or “wider,” spread over the benchmark rate of such loan assets.  Under these conditions, the value of the loan assets in our portfolio would decline.

Our investments in REIT debt securities are also subject to changes in credit spreads as their value is dependent upon the yield demanded on these securities by the market based on the underlying credit.  Excessive supply of these securities combined with reduced demand will generally cause the market to require a higher yield on these real estate securities, resulting in the use of a higher, or “wider,” spread over the benchmark rate to value such securities.  Under such conditions, the value of our REIT debt securities portfolio would tend to decline.  Such changes in the market value of our portfolio may adversely affect our financial condition and results of operations.

Deterioration of the credit markets may have an adverse impact on the ability of borrowers to obtain replacement financing.

The deterioration of credit markets has made it extremely difficult for borrowers to obtain mortgage financing.  The inability of borrowers to obtain replacement financing has led and will likely continue to lead to more loan defaults thereby resulting in expensive and time consuming foreclosure actions and/or negotiated extensions to existing loans beyond their current expirations on terms which may not be as favorable to us as the existing loans.

A prolonged economic slowdown, a lengthy or severe recession or continued instability in the credit markets could harm our operations and viability.

A prolonged economic slowdown, a lengthy or severe recession or the continued instability in the credit market has affected and will affect our operations and viability in a number of ways including:

•	Depressing prices for our investments, operating properties and loan assets;

•	Decreasing interest income received or increases in interest expenses paid;

•	Reducing the number of potential purchasers for our assets;

•	Increasing risk of default on loan assets;

•	Limiting the ability to obtain new or replacement financing; and

•	Limiting the ability to sell additional debt or equity securities.

Many of our investments are illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions, which may result in losses to us.

Many of our investments are relatively illiquid and, therefore, our ability to sell or purchase assets in response to a change in economic or other conditions may be limited.  The requirements of the Code that we hold assets for a set period of time or risk losing status as a REIT also may limit our ability to sell investments.  These considerations could make it difficult for us to dispose of assets, even if a disposition were in the best interest of our shareholders.  As a result, our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited, which may result in losses and lost opportunities.

Our investments in REIT securities are subject to specific risks relating to the particular REIT issuer of the securities and to the general risks of investing in REITs.

Our investments in REIT securities involve special risks.  These risks include many, if not all, of the foregoing risks which apply to an investment in us, including: (i) risks generally incident to interests in real estate assets; (ii) risks associated with the failure to maintain REIT qualification; (iii) risks that may be presented by the type and use of a particular property; and (iv) risks that the issuer of the security may reduce or eliminate expected dividend payments.

Some of our potential losses may not be covered by insurance.

We use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on our investments at a reasonable cost and on suitable terms.  This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment and also may result in certain losses being totally uninsured.  Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions or other factors might not make it feasible to use insurance proceeds to replace the building after such building has been damaged or destroyed.  Under such circumstances, the insurance proceeds, if any, received by us might not be adequate to restore our economic position with respect to such property.  With respect to our net leased properties, under the lease agreements for such properties, the tenant is required to adequately insure the property, but should a loss occur their failure or inability to have adequate coverage might adversely affect our economic position with respect to such property.

We have significant dividend obligations to holders of our Series D Preferred Shares.

The provisions of our Series D Preferred Shares require us to pay quarterly dividends presently aggregating $2,786,562.50 or $11,146,250 annually before any dividends may be paid on our common shares.

Covenants and other provisions in our debt instruments could adversely affect our financial condition and our ability to make future investments.

Debt instruments under which we are an obligor contain customary covenants such as those that limit our ability, without the prior consent of the lender, to further encumber, directly or indirectly, the applicable property.  Our credit facility contains, and other loans that we may obtain in the future may contain, customary restrictions, requirements and other limitations on our ability to incur indebtedness.  These restrictions can include, among other things, a limitation on our ability to incur debt based upon the level of our ratio of total debt to total assets, our ratio of secured debt to total assets, our ratio of earnings before interests, taxes, depreciation and amortization (which is commonly referred to as “EBITDA”) to interest expense and fixed charges, and a requirement for us to maintain a certain level of unencumbered assets to unsecured debt.  Our ability to borrow under our credit facility with KeyBank National Association is subject to compliance with certain other covenants including the absence of factors both within and outside of our control.  In addition, the Indenture governing our 7.75% Senior Notes provides that it is an event of default under the Indenture if our consolidated leverage ratio (as defined in the Indenture) is equal to or greater than 60% on the last day of any calendar quarter. If we fail to comply with our covenants, it would cause a default under the applicable debt instrument, and we may then be required to repay such debt with funds from other sources which may not be available to us, or be available only on unattractive terms.  Further, a default under a debt instrument could limit our ability to obtain additional equity or debt financing in the future, either of which would adversely affect our financial condition and results of operations.

Increased market interest rates may hurt the value of our common and preferred shares.

We believe that investors consider the dividend rate on REIT shares, expressed as a percentage of the price of the shares, relative to market interest rates as an important factor in deciding whether to buy or sell the shares.  If market interest rates go up, prospective purchasers of REIT shares may expect a higher dividend rate.  Higher interest rates would likely increase our borrowing costs and might decrease funds available to pay dividends.  Thus, higher market interest rates could cause the market price of our common and preferred shares to decline.

Future issuances and sales of equity or debt interests may affect the market price of our common shares and the amount of dividends payable to our shareholders.

We can issue preferred and common shares without common shareholder approval.  The actual issuance of additional common or preferred shares or the sale of debt securities by us may decrease the market price of our common shares.  In paying dividends on our common shares we endeavor to have our dividends track recurring cash flow from operations.  Accordingly, as we issue additional common shares, the per share dividend will likely decrease until such time as we deploy the proceeds from such issuance of common shares in investments which increase our recurring cash flow.

Our focus on total return investing may impact our ability to maintain our dividend rate.

Our focus on a total return value approach to investing may result in our inability to maintain the current dividend rate as we do not necessarily seek assets that provide recurring or potentially recurring cash flow but seek to invest in assets that we believe will provide us with a superior risk-adjusted total return which encompasses both current return and capital appreciation.  Accordingly, the true value of an investment may not be realized until such investment is liquidated.

If we issue preferred equity or debt we may be exposed to additional restrictive covenants and limitations on our operating flexibility, which could adversely affect our ability to pay dividends.

If we decide to issue preferred equity or debt in the future, it is likely that they will be governed by an indenture or other instrument containing covenants that may restrict our operating flexibility which could have an adverse effect on the market price of our common shares or our ability to pay dividends.

The change of control conversion feature of our Series D Preferred Shares may  make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a change of control, holders of the Series D Preferred Shares will have the right (unless we timely provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of their Series D Preferred Shares into our common shares (or equivalent value of alternative consideration). See “Description of Series D Preferred Shares — Conversion Rights.” Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the applicable share cap multiplied by the number of Series D Preferred Shares converted. If the common share price is less than $4.44, subject to adjustment, the holders will receive a maximum of 5.6306 common shares per share of Series D Preferred Shares, which may result in a holder receiving a value that is less than the liquidation preference of the Series D Preferred Shares. In addition, the change of control conversion feature of the Series D Preferred Shares may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common shares and Series D Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

We may fail to remain qualified as a REIT, which would reduce the cash available for dividends to our shareholders.

Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations.  Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control.  In addition, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.  Although we currently intend to operate in a manner designed to allow us to continue to qualify as a REIT, future economic, market, legal, tax or other considerations might cause us to elect to revoke the REIT election.  In that event, we and our shareholders would no longer be entitled to the federal income tax benefits applicable to a REIT.

If, with respect to any taxable year, we were to fail to maintain our qualification as a REIT or elect to revoke our REIT election, we would not be able to deduct dividends paid to our shareholders in computing our taxable income and would have to pay federal corporate income tax (including any applicable alternative minimum tax) on our taxable income.  If we had to pay federal income tax, the amount of money available to distribute to our shareholders would be reduced for the year or years involved.  In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost and thus our cash available to pay dividends to our shareholders would be reduced in each of those years, unless we were entitled to relief under relevant statutory or regulatory provisions.

In order to maintain our status as a REIT, we may be forced to borrow funds or sell assets during unfavorable market conditions.

As a REIT, we must distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our shareholders.  To the extent that we satisfy the REIT dividend requirement but distribute less than 100% of our taxable income, we will be subject to federal and, where applicable, state corporate income tax on our undistributed taxable income.  In addition, if we fail to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, we will be subject to a 4% nondeductible excise tax.

From time to time, we may have taxable income greater than our cash available to pay dividends to our shareholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt).  If we did not have other sources of funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to pay dividends sufficient to enable us to pay out enough of our taxable income to satisfy the REIT dividend requirement and to avoid income and excise taxes in a particular year.  Additionally, we could elect to pay a portion of our required dividend in common shares.  Each of these alternatives could increase our operating costs and diminish our rate of growth.

Factors that may cause us to lose our New York Stock Exchange listing.

We might lose our listing on the New York Stock Exchange depending on a number of factors, including failure to qualify as a REIT, or our not meeting the New York Stock Exchange’s requirements, including those relating to the number of shareholders, the price of our common shares and the amount and composition of our assets.

Ownership limitations in our bylaws may adversely affect the market price of our common shares.

Our bylaws and the certificate of designations for our Series D Preferred Shares contain ownership limitations that are designed to prohibit any transfer of common shares or Series D Preferred Shares that would result in our being “closely-held” within the meaning of Section 856(h) of the Code.  This ownership limitation, which may be waived by our Board of Trustees, generally prohibits any single shareholder, or any group of affiliated shareholders, from beneficially or constructively owning more than 9.8% of our outstanding common shares or Series D Preferred Shares.  Our Board of Trustees has waived this ownership limitation in the past where there is believed to be a benefit derived by us from granting such waiver and the party obtaining the waiver provides assurances that the issuance of the waiver will not result in us becoming, or likely becoming, “closely held.” Unless the Board of Trustees waives the restrictions or approves a bylaw amendment, common shares or Series D Preferred Shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares or Series D Preferred Shares are not entitled to any voting rights, are not considered outstanding for quorum or voting purposes, and are not entitled to dividends, interest or any other distributions with respect to the common shares.  The ownership limit may have the effect of inhibiting or impeding a change of control or a tender offer for our common shares.

We must manage our investments in a manner that allows us to rely on an exemption from registration under The Investment Company Act in order to avoid the consequences of regulation under that Act.

We intend to operate our business so that we are exempt from registration as an investment company under the Investment Company Act of 1940, as amended.  Therefore, the assets that we may invest in, or acquire, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder.  If we are required to make investments in order to be exempt from registration, such investments may not represent an optimum use of our capital when compared to other available investments.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that adversely affect our financial condition and results of operations.

All of our properties are required to comply with the Americans with Disabilities Act, which we refer to as the ADA.  The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities.  Although we believe that our properties are in compliance with the ADA, it is possible that we may have to incur additional expenditures which, if substantial, could adversely affect our financial condition and results of operations.

In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by local, state and federal governmental agencies and bodies and become applicable to our properties.  We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have an adverse affect on our financial condition and results of operations.

We may incur costs to comply with environmental laws.

The obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation, may increase our operating costs.  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on or under the property.  Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and whether or not such substances originated from the property.  In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect our ability to borrow by using such property as collateral.  We maintain insurance related to potential environmental issues on our properties which are not net leased which may not be adequate to cover all possible contingencies.  In 2011 we were conveyed title to the land underlying our Churchill, Pennsylvania property.  Prior to the conveyance of the land, a Phase II environmental study was performed.  The study found that there were certain contaminants at the property all of which were within permitted ranges.  In addition, given the nature and use of the property currently and in the past, it is possible that additional contamination could occur which could require remediation.  We believe that based on applicable law and existing agreements any such remediation costs would be the responsibility of a prior owner or tenant.

Ability of our advisor and other third parties directly affects our financial condition.

Other than for severe economic conditions or natural forces which may be unanticipated or uncontrollable, the ultimate value of our assets and the results of our operations will depend on the ability of our advisor and other third parties we retain to operate and manage our assets in a manner sufficient to maintain or increase revenues and control our operating and other expenses in order to generate sufficient cash flows to pay amounts due on our indebtedness and to pay dividends to our shareholders.

We are dependent on our advisor and the loss of our advisor’s key personnel could harm our operations and adversely affect the value of our shares.

We have no paid employees.  Our officers are employees of our advisor.  We have no separate facilities and are completely reliant on our advisor who has significant discretion as to the implementation of our investment and operating strategies.  We are subject to the risk that our advisor will terminate its advisory agreement with us, which we refer to as the advisory agreement, and that no suitable replacement will be found.  Furthermore, we are dependent on the efforts, diligence, skill, network of business contacts and close supervision of all aspects of our business by our advisor and, in particular, Michael Ashner, Chairman of our Board of Trustees and our chief executive officer, Carolyn Tiffany, our president, as well as our other executive officers.  While we believe that we could find replacements for these key personnel, the loss of their services could have a negative impact on our operations and the market price of our shares.

The incentive fee payable to our advisor may be substantial.

Pursuant to the terms of our advisory agreement with our advisor, our advisor is entitled to receive an incentive fee equal to 20% of any amounts available for distribution in excess of a threshold amount.  The incentive fee is only payable at such time, if at all, (i) when holders of our common shares receive aggregate dividends above a threshold amount or (ii) upon termination of our advisory agreement, if the value of our assets exceed the threshold amount based on then current market values and appraisals.  That is, the incentive fee is not payable annually but only at such time, if at all, as shareholders have received the threshold amount or, if the advisory agreement is terminated, the assets of the Trust exceed the threshold amount.  At August 31, 2012, the threshold amount required to be distributed before any incentive fee would be payable to FUR Advisors was approximately $528,696,000, which was equivalent to $15.98 for each of our common shares on a fully diluted basis.  At such time as shareholders’ equity in accordance with generally accepted accounting principles exceeds the threshold amount, we will record a liability in our financial statements equal to approximately 20% of the excess of shareholders’ equity in accordance with generally accepted accounting principles and the threshold amount.

Termination of the advisory agreement may be costly or not in our best interest.

Termination of the advisory agreement either by us or our advisor may be costly.  Upon termination of the advisory agreement, our advisor would be entitled to a termination fee equal to the incentive fee based on an appraised valuation of our assets assuming we were then liquidated.  The amount payable on termination of the advisory agreement could be substantial which may have a negative effect on the price of our common shares.  Further, affiliates of our advisor hold approximately 11.2% of our outstanding common shares and serve as our executive officers.  Accordingly, if we were inclined to terminate the advisory agreement, the ownership position of our advisor in our common shares could result in other adverse effects to us and the price of our common shares.

DESCRIPTION OF OUR COMMON SHARES

The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust and our bylaws, each of which is incorporated by reference into this prospectus.  You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares.  For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

We are authorized to issue an unlimited number of common shares. As of August 31, 2012 there were 33,077,047 common shares outstanding.  All our common shares are entitled to participate equally in any distributions thereon declared by us.  Subject to the provisions of our bylaws regarding excess securities and the provisions of our preferred shares described below, each outstanding common share entitles the holder to one vote on all matters voted on by shareholders. Shareholders have no preemptive rights.  The outstanding common shares are fully paid and non-assessable and have equal liquidation rights.  The common shares are fully transferable except that their issuance and transfer may be regulated or restricted by us in order to assure our qualification for taxation as a REIT. See “—Restriction on Size of Holdings .”   The common shares are not redeemable at our option or at the option of any shareholder. Our board of trustees is generally authorized without shareholder approval to borrow money and issue obligations and equity securities which may or may not be convertible into common shares and warrants, rights or options to purchase common shares; and to issue other securities of any class or classes which may or may not have preferences or restrictions not applicable to our common shares.  The issuance of additional common shares or such conversion rights, warrants or options may have the effect of diluting the interest of shareholders. Annual meetings of the shareholders are held during May at such time and place as the trustees may from time to time determine.  Special meetings may be called at any time and place when ordered by a majority of the trustees, the chairman of our board of trustees, our chief executive officer or our president or upon written request of the holders of not less than 25% of the outstanding common shares.

Shareholder Liability

Our declaration of trust provides that no shareholder shall be personally liable in connection with our property or affairs, and that all persons shall look solely to our property for satisfaction of claims of any nature arising in connection with our affairs.

Under present Ohio law, no personal liability will attach to our shareholders, but with respect to tort claims, contract claims where liability of shareholders is not expressly negated, claims for taxes and certain statutory liabilities, our shareholders may in some jurisdictions other than the State of Ohio be held personally liable to the extent that such claims are not satisfied by us, in which event the shareholders would, in the absence of negligence or misconduct on their part, be entitled to reimbursement from our general assets.  We carry comprehensive general liability insurance in a form typically available in the marketplace which our trustees consider adequate.  To the extent our assets and insurance would be insufficient to reimburse a shareholder who has been required to pay a claim against us, the shareholder would suffer a loss.  The statements in this paragraph and the previous paragraph also apply to holders of our preferred shares of beneficial interest, although any possible liability of such holders would be further reduced by the greater limitations on their voting power.

Voting Rights

Subject to the provisions of our bylaws regarding restrictions on transfer and ownership of common stock, holders of common shares have one vote per share on all matters submitted to a vote of shareholders.  Shareholders are currently granted the right by a majority vote or a supermajority vote, as the case may be, (i) to elect trustees, (ii) to approve or disapprove certain transfers of our assets or mergers involving us, (iii) to approve or disapprove amendments to our declaration of trust, (iv) when removal is proposed by all other trustees, to approve removal of any trustee, (v) to waive the ownership limit (see “Restriction on Size of Holdings,” below) if greater than a majority but less than 70% of the trustees approve such waiver and (vi) to approve our incurrence of indebtedness in excess of 83.33% of the value of our assets.  Trustees are required to receive the vote of shareholders holding at least a majority of the outstanding shares entitled to vote.  We have no fixed duration and will continue indefinitely, unless terminated as provided in our declaration of trust.

As described below under “DESCRIPTION OF OUR PREFERRED SHARES,” the holders of our preferred shares have voting rights on various matters.  These include the right of holders of our Series D Shares to elect two additional trustees if dividends on the Series D Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, until all unpaid dividends for past dividend periods with respect to the Series D Preferred Shares have been paid or declared and a sum sufficient for payment is set aside for such payment.  We are also required to obtain the approval of preferred shareholders if we seek to take specific actions that are also described below.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N. A.

Restriction on Size of Holdings

Our bylaws restrict beneficial or constructive ownership of our outstanding capital shares by a single person, or persons acting as a group, to 9.8% of our common shares, which limitation assumes that all securities convertible into our common shares owned by such person or group of persons have been converted.  The purpose of these provisions is to protect and preserve our REIT status. For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned by five or fewer individuals (as defined in the Code) at any time during the last half of our taxable year.  The provision permits five persons each to acquire up to a maximum of 9.8% of our common shares, or an aggregate of 49% of the outstanding common shares, and thus, assists our trustees in protecting and preserving REIT status for tax purposes.

Unless the board waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights; are not considered outstanding for quorum or voting purposes; and are not be entitled to dividends, interest or any other distributions with respect to the securities.  Waivers or bylaw amendments have been granted or approved for FUR Investors LLC which can hold up to 33% or our common and preferred shares. We conditioned the waiver and amendment on compliance with additional requirements designed to preserve our REIT status.

Our declaration of trust provides that the share ownership limit contained in the bylaws may be amended from time to time with the approval of either (i) 70% of the trustees then in office or (ii) a majority of the trustees then in office and the approval of at least 70% of the holders of our outstanding common shares.

Trustee Liability and Indemnification

Our declaration of trust provides that our trustees will not be individually liable for any obligation or liability incurred by or on our behalf or by trustees for our benefit and on our behalf.  Subject to the specific conditions contained therein, our declaration of trust also obligates us to indemnify our trustees for, and pay or reimburse them for expenses incurred related to, claims and liabilities which they may become subject to by reason of having served as a trustee.

DESCRIPTION OF OUR PREFERRED SHARES

The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust, including any applicable articles supplementary, amendment or annex to our declaration of trust designating the terms of a series of preferred shares, and our bylaws, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

Subject to limitations as may be prescribed by Ohio law and our bylaws and declaration of trust, our Board of Trustees is authorized to issue without the approval of our shareholders, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each such series. We currently have outstanding Series D Preferred Shares. For more information on the terms of our Series D Preferred Shares, please see “Terms of Our Series D Preferred Shares” below.

The preferred shares offered hereby will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights. Our Board of Trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

Reference is made to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

(1)	the title and stated value of the preferred shares;

(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3)	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4)	the date from which dividends on the preferred shares shall accumulate, if applicable;

(5)	the provisions for a sinking fund, if any, for the preferred shares;

(6)	the provisions for redemption, if applicable, of the preferred shares;

(7)	any listing of the preferred shares on any securities exchange;

(8)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price, or manner of calculation thereof;

(9)	a discussion of federal income tax considerations applicable to the preferred shares;

(10)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(11)
any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(12)	any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT; and

(13)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, and allocation of our earnings and losses: (i) senior to all classes or series of our common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term “equity securities” does not include convertible debt securities.

Dividends

Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if declared by our Board of Trustees, out of assets legally available for payment. Dividends will be paid at such rates and on such dates as will be set forth in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our share transfer books on the applicable record dates fixed by our Board of Trustees. Dividends on any series of our preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares offered thereby will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares, the holders of our preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

If we consolidate or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Unless otherwise from time to time required by law, or as otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.

Conversion Rights

The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any series of our preferred shares. Therefore, the applicable amendment or annex to our declaration of trust designating the terms of a series of preferred shares may contain provisions restricting the ownership and transfer of such preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the preferred shares being offered thereby. See “Terms of Our Series D Preferred Shares — Restrictions on Ownership and Transfer.”

Transfer Agent

The transfer agent and registrar for our Series D Preferred Shares is Computershare Trust Company, N.A.. The transfer agent and registrar for our other series of preferred shares will be set forth in the applicable prospectus supplement.

Terms of Our Series D Preferred Shares

General

In November 2011 and March 2012, we issued a total of 4,820,000 of our Series D Preferred Shares, all of which are currently outstanding.  The following description sets forth certain general terms and provisions of the Series D Preferred Shares. The statements below describing the Series D Preferred Shares do not purport to be complete and are in all respects subject to, and qualified in their entirety by reference to, the respective terms and provisions of the certificate of designations authorizing the Series D Preferred Shares, our declaration of trust and our bylaws.

Listing

The Series D Preferred Shares are listed on the NYSE under the symbol “FUR Pr D.”

Ranking

The Series D Preferred Shares rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common shares, and to any other class or series of our capital shares expressly designated as ranking junior to the Series D Preferred Shares;

•	on parity with any class or series of our capital shares expressly designated as ranking on parity with the Series D Preferred Shares, none of such class or series exists on the date hereof; and

•	junior to any other class or series of our capital shares expressly designated as ranking senior to the Series D Preferred Shares, none of such class or series exist on the date hereof.

The term “capital shares” does not include convertible or exchangeable debt securities, none of which is outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in right of payment to the Series D Preferred Shares. The Series D Preferred Shares also rank junior in right of payment to our 7.75% Senior Notes and other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital shares ranking senior to the Series D Preferred Shares with respect to dividend rights, holders of the Series D Preferred Shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.25% per annum of the $25.00 liquidation preference per share of the Series D Preferred Shares (equivalent to the fixed annual amount of $2.3125 per share of the Series D Preferred Shares).

Dividends on the Series D Preferred Shares accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next two paragraphs, unless full cumulative dividends on the Series D Preferred Shares for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•
declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any common shares or shares of any other class or series of our capital shares ranking, as to dividends, on parity with or junior to the Series D Preferred Shares, for any period; or

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common shares or shares of any other class or series of our capital shares ranking, as to dividends and upon liquidation, on parity with or junior to the Series D Preferred Shares.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital shares ranking junior to the Series D Preferred Shares;

•	the conversion into or exchange for other shares of any class or series of capital shares ranking junior to the Series D Preferred Shares;

•
our purchase of Series D Preferred Shares, preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation or capital shares or equity securities ranking junior to the Series D Preferred Shares pursuant to our declaration of trust to the extent necessary to preserve our status as a REIT as discussed under “— Restrictions on Ownership and Transfer;” and

•
our purchase of preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares.

Holders of Series D Preferred Shares are not entitled to any dividend, whether payable in cash, property or shares of capital shares, in excess of full cumulative dividends on the Series D Preferred Shares as described above.

We do not intend to declare dividends on the Series D Preferred Shares, or pay or set apart for payment dividends on the Series D Preferred Shares, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of trustees and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of common shares or any other class or series of capital shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series D Preferred Shares, holders of Series D Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per Series D Preferred Share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding Series D Preferred Shares and the corresponding amounts payable on all shares of each other class or series of capital shares ranking, as to liquidation rights, on parity with the Series D Preferred Shares in the distribution of assets, then holders of Series D Preferred Shares and each such other class or series of capital shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series D Preferred Shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to our ability to qualify as a REIT as described in “— Restrictions on Ownership and Transfer,” we cannot redeem the Series D Preferred Shares prior to November 28, 2016. On and after November 28, 2016, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

Unless full cumulative dividends on all Series D Preferred Shares have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended no Series D Preferred Shares will be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Series D Preferred Shares or any class or series of our capital shares ranking, as to dividends or upon liquidation, on parity with or junior to the Series D Preferred Shares (except by conversion into or exchange for our capital shares ranking junior to the Series D Preferred Shares as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase Series D Preferred Shares, preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation or capital shares or equity securities ranking junior to the Series D Preferred Shares pursuant to our declaration of trust or bylaws to the extent necessary to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire Series D Preferred Shares or preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares. See “— Restrictions on Ownership and Transfer” below.

All Series D Preferred Shares that we redeem or repurchase will be retired.

Subject to applicable law and the limitation on purchases when dividends on the Series D Preferred Shares are in arrears, we may, at any time and from time to time, purchase Series D Preferred Shares in the open market, by tender or by private agreement.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series D Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series D Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series D Preferred Shares will not have the conversion right described below under “— Conversion Rights.”

For purposes of the Series D Preferred Shares, a “Change of Control” is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital shares entitling that person to exercise more than 50% of the total voting power of all of our capital shares entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares has the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some or all of the Series D Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of common shares per share of Series D Preferred Shares (the “Common Share Conversion Consideration”), which is equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding Series D Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the “Conversion Rate”); and

•
5.6306 (i.e., the Share Cap), subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Shares will receive upon conversion of such Series D Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common shares that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series D Preferred Shares. Instead, we will pay the cash value of such fractional shares.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common shares are not then listed for trading on a U.S. securities exchange.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — The change of control conversion feature of our Series D Preferred Shares may  make it more difficult for a party to take over our company or discourage a party from taking over our company.”

Except as provided above in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Shares have no stated maturity date and we are not required to redeem the Series D Preferred Shares at any time. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series D Preferred Shares have a conversion right, such holders convert the Series D Preferred Shares into our common shares. The Series D Preferred Shares are not subject to any sinking fund.

Limited Voting Rights

Holders of the Series D Preferred Shares generally do not have any voting rights, except as set forth below.

If dividends on the Series D Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, which we refer to as a preferred dividend default, holders of the Series D Preferred Shares (voting together as a class with the holders of all other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on our board of trustees, which we refer to as preferred share trustees, until all unpaid dividends for past dividend periods with respect to the Series D Preferred Shares and any other class or series of preferred shares upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of trustees serving on our board of trustees will be increased by two. The preferred share trustees will be elected by a plurality of the votes cast in the election for a one-year term and each preferred share trustee will serve until his successor is duly elected and qualified or until the trustee’s right to hold the office terminates, whichever occurs earlier.

If and when all accumulated dividends on the Series D Preferred Shares and all other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of Series D Preferred Shares shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred share trustees so elected will terminate and the entire board of trustees will be reduced accordingly.

In addition, so long as any Series D Preferred Shares remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding Series D Preferred Shares together with each other class or series of preferred shares ranking on parity with Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•
authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital shares ranking senior to such Series D Preferred Shares with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital shares into any capital shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•
amend, alter or repeal the provisions of our declaration of trust or certificate of designations relating to the Series D Preferred Shares, whether by merger, consolidation, transfer or conveyance of substantially all of the company’s assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series D Preferred Shares remain outstanding with the terms of the Series D Preferred Shares materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series D Preferred Shares, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of the Series D Preferred Shares receive the greater of the full trading price of the Series D Preferred Shares on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

So long as any Series D Preferred Shares remain outstanding, the holders of Series D Preferred Shares, voting together as a single class with the holders of all other classes and series of preferred shares ranking on parity with Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and with which holders of Series D Preferred Shares are entitled to vote together as a single class, also will have the exclusive right to vote on any amendment to our charter on which holders of our Series D Preferred Shares are otherwise entitled to vote (as described above regarding material and adverse changes to the terms of the Series D Preferred Shares) and that would alter only the contract rights, as expressly set forth in our declaration of trust, of the Series D Preferred Shares and such other class(es) and series of such parity shares, and the holders of any other class(es) or series of our capital shares will not be entitled to vote on such an amendment.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding Series D Preferred Shares.

In any matter in which Series D Preferred Shares may vote (as expressly provided in the certificate of designations setting forth the terms of the Series D Preferred Shares), each Series D Preferred Share shall be entitled to one vote per $25.00 of liquidation preference. As a result, each Series D Preferred Share is entitled to one vote.

Restrictions on Ownership and Transfer

The Series D Preferred Shares certificate of designations contains provisions limiting ownership and transfer of shares similar to those contained in our by-laws, restricts the ownership and transfer of Series D Preferred Shares and provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series D Preferred Shares.

Transfer Agent

The transfer agent and registrar for the Series D Preferred Shares is Computershare Trust Company, N.A.

DESCRIPTION OF RIGHTS

We may issue subscription rights to our shareholders for the purchase of our common shares. When we issue subscription rights, we will describe the specific terms of the rights in the applicable supplement to this prospectus. The rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

Each right will entitle the holder of rights to purchase our common shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the right provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as provided in the applicable prospectus supplement. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Terms

The applicable prospectus supplement will describe the terms of the subscription rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of our common shares purchasable upon exercise of the rights;

•	the aggregate number of rights issued;

•	the subscription price;

•	the commencement date and the expiration date of the offering period of the rights and the terms under which the offering period may be extended by us;

•	the date, if any, on and after which the rights will be separately transferable;

•	how holders of rights may subscribe to purchase our common shares;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF OUR DEBT SECURITIES

We will issue our debt securities under the Indenture, dated August 6, 2012, between us and The Bank of New York Mellon, as trustee, which we sometimes refer to as the “existing indenture,” as the same may be modified, amended or supplemented from time to time, or one or more separate indentures between us and a trustee that we will name in the applicable prospectus supplement.  The existing indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Any modification, amendment or supplement to the existing indenture will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.  In August 2012 we issued $86.25 million of our 7.75% Senior Notes under a first supplemented indenture, dated August 15, 2012, and the existing indenture.  For more information on the terms of our 7.75% Senior Notes, please see the description contained in our Form 8-K filed with the SEC on August 15, 2012 which is incorporated herein by reference.

The following summary describes certain material terms and provisions of the existing indenture and our debt securities. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the existing indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable supplement to this prospectus. You should read the existing indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. For information on incorporation by reference, and how to obtain a copy of the indenture, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

The debt securities will be our direct obligations and may be secured or unsecured and may be either senior debt securities, which we refer to as “senior securities” or subordinated debt securities, which we refer to as “subordinated securities.” The debt securities will be issued under one or more indentures in the form of the existing indenture filed as an exhibit to the Registration Statement of which this prospectus is a part. As provided in the existing indenture, the specific terms of any debt security issued pursuant to the existing indenture will be set forth in one or more supplemental indentures, each dated as of a date of or prior to the issuance of the debt securities to which it relates. Senior securities and subordinated securities may be issued pursuant to separate indentures, in each case between us and a trustee, which may be the same trustee, subject to such amendments or supplements as may be adopted from time to time. We refer to these indentures as “senior indentures” and “subordinated indentures,” respectively, and to any such trustee, an “indenture trustee.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the “indentures.” The existing indenture is, and any additional indentures will be, subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the indentures and such debt securities.

Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable indenture.

Terms

The indebtedness represented by the senior securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt as described under “— Subordination.” The particular terms of the debt securities offered by a prospectus supplement will be described in the applicable prospectus supplement, along with any applicable federal income tax considerations unique to such debt securities. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the prospectus supplement relating thereto and the description of the debt securities set forth in this prospectus.

Except as set forth in any prospectus supplement and the applicable supplemental indenture, the debt securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established by us from time to time or as set forth in the applicable indenture or in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The existing indenture provides that we may, but need not, designate more than one indenture trustee thereunder, each with respect to one or more series of debt securities. Any indenture trustee under an indenture may resign or be removed with respect to one or more series of debt securities and a successor indenture trustee may be appointed to act with respect to such series. If two or more persons are acting as indenture trustee with respect to different series of debt securities, each such indenture trustee will be an indenture trustee of a trust under the applicable indenture separate and apart from the trust administered by any other indenture trustee, and, except as otherwise indicated herein, any action described herein to be taken by each indenture trustee may be taken by each such indenture trustee with respect to, and only with respect to, the one or more series of debt securities for which it is indenture trustee under the applicable indenture.

The following summaries set forth certain general terms and provisions of the indentures and the debt securities. The prospectus supplement and the supplemental indenture relating to the series of debt securities being offered will contain further terms of such debt securities, including the following specific terms:

(1)	The title of such debt securities and whether such debt securities are secured or unsecured or senior securities or subordinated securities;

(2)	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)
The price, expressed as a percentage of the principal amount thereof, at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into common shares or preferred shares, or the method by which any such portion shall be determined;

(4)
If convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common shares or preferred shares receivable on conversion;

(5)	The date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

(6)	The rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(7)
The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to us with respect to such debt securities and the applicable indenture may be served;

(9)
The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

(10)
Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

(11)
If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)	Whether such debt securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such debt securities;

(14)
Whether such debt securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15)	The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification thereof;

(16)
Whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(17)
Any deletions from, modifications of or additions to the events of default to our covenants, to the extent different from those described herein or set forth in the applicable indenture with respect to such debt securities, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

(18)	The provisions, if any, relating to the security provided for such debt securities; and

(19)	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We refer to such securities as “original issue discount securities.” In such cases, any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement and supplemental indenture, neither the debt securities nor the indenture will contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control, regardless of whether such indebtedness, transaction or change of control is initiated or supported by us, any affiliate of ours or any other party. However, certain restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See, the RISK FACTOR entitled “Ownership Limitations in Our Bylaws May Adversely Affect the Market Price of Our Common Shares,” “DESCRIPTION OF OUR COMMON SHARES—Restriction on Size of Holdings,” and “TERMS OF OUR PREFERRED SHARES—Restrictions on Ownership,” for more information. Reference is made to the applicable prospectus supplement and supplemental indenture for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement and supplemental indenture, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the applicable prospectus supplement and supplemental indenture, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided, however, that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable indenture trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable indenture trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any indenture trustee will be required (i) to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or (iii) to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures will provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and assumes our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers’ certificate and legal opinion covering such conditions shall be delivered to each indenture trustee.

Certain Covenants

Existence.     Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indentures will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by declaration of trust, by-laws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our Board of Trustees determines that the preservation thereof is no longer desirable in the conduct of our business by appropriate proceedings.

Maintenance of Properties.     The indentures will require us to cause all of our material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of our properties for value in the ordinary course of business.

Insurance.     The indentures will require us to cause each of our insurable properties to be insured against loss or damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service, in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims.     The indentures will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or that of any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Provision of Financial Information.     Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the indentures will require us, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were so subject, (i) to file with the applicable indenture trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 if we were subject to such Sections and (ii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional Covenants.     Any of our additional covenants with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement and supplemental indenture, each indenture will provide that the following events are “Events of Default” with respect to any series of debt securities issued thereunder (i) default for 30 days in the payment of any installment of interest on any debt security of such series; (ii) default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity; (iii) default in making any sinking fund payment as required for any debt security of such series; (iv) default in the performance or breach of any other covenant or warranty of ours contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000, whether such indebtedness exists on the date of such indenture or shall thereafter be created, with such obligations being accelerated and not rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee and (vii) any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable indenture trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable indenture trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) we shall have deposited with the applicable indenture trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities than outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable indenture trustee and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture. The indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any debt security of such series or (y) in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

The indentures will require each indenture trustee to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the indenture trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect to any debt security of such series) if specified responsible officers of such indenture trustee consider such withholding to be in the interest of such holders.

The indentures will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable indenture trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

The indentures will provide that, subject to provisions in each indenture relating to its duties in case of default, an indenture trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the indenture trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or of exercising any trust or power conferred upon such indenture trustee. However, an indenture trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such indenture trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each indenture trustee a certificate, signed by one of several specified officers of ours, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such debt security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such debt security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security; (v) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive covenants of the applicable indenture.

Modifications and amendments of an indenture will be permitted to be made by us and the respective indenture trustee thereunder without the consent of any holder of debt securities for any of the following purposes: (i) to evidence the succession of another person to us as obligor under such indenture; (ii) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture; (iii) to add events of default for the benefit of the holders of all or any series of debt securities; (iv) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; provided that such action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect; (v) to change or eliminate any provisions of an indenture; provided that any such change or elimination shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the debt securities; (vii) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of such debt securities into common shares or preferred shares; (viii) to provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trusts under an indenture by more than one indenture trustee; (ix) to cure any ambiguity, defect or inconsistency in an indenture; provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; or (x) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities; provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

The indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (i) the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof (ii) the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt securities of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture, and (iv) debt securities owned by us or any other obligor upon the debt securities or an affiliate of ours or of such other obligor shall be disregarded.

The indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the applicable indenture trustee, and also, upon our request or the request of holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of an indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement and supplemental indenture, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt (as defined below), but our obligation to make payments of the principal of and interest on such subordinated securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of our senior indebtedness. As a result of these subordination provisions in the event of a distribution of assets upon insolvency, holders of subordinated indebtedness may recover less, ratably, than our senior creditors.

“Senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed: (i) our indebtedness for money borrowed or represented by purchase-money obligations, (ii) our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (iii) our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise, (iv) indebtedness of partnerships and joint ventures which is included in our consolidated financial statements, (v) indebtedness obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and (vi) any binding commitment of the real estate investment, in each case other than (a) any such indebtedness, obligation or liability referred to in the preceding clause as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated securities or ranks pari passu with the subordinated securities, (b) any such indebtedness obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated securities are subordinated, and (c) the subordinated securities. There will not be any restriction in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement and supplemental indenture, we will be permitted, at our option, to discharge certain obligations to holders of any series of debt securities issued under any indenture that have not already been delivered to the applicable indenture trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable indenture trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

The indentures will provide that, unless otherwise indicated in the applicable prospectus supplement and supplemental indenture, we may elect either (i) to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust and, with respect to subordinated debt securities which are convertible or exchangeable, the right to convert or exchange) with respect to such debt securities (“defeasance”) or (ii) to be released from our obligations with respect to such debt securities under the applicable indenture (being the restrictions described under “— Certain Covenants”) or, if provided in the applicable prospectus supplement and supplemental indenture, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the applicable indenture trustee, in trust, of an amount in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable indenture trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement and supplemental indenture, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. “Conversion Event” means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (c) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement and supplemental indenture, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

If we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under “— Events of Default, Notice and Waiver” with respect to specified sections of an indenture (which sections would no longer be applicable to such debt securities) or described in clause (vii) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable indenture trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into common shares or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Payment

Unless otherwise specified in the applicable prospectus supplement and supplemental indenture, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

All moneys paid by us to a paying agent or an indenture trustee for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to us and the holder of such debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our common shares, preferred shares and fixed rate debt securities (that are not original issue discount or zero coupon debt securities) by persons who hold the securities as capital assets (within the meaning of section 1221 of the Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, tax-exempt organizations (except as discussed under “— Taxation of Holders of Common or Preferred Shares—U.S. Shareholders—Tax-Exempt Shareholders”) or dealers in securities. Except as discussed under “— Taxation of Holders of Common or Preferred Shares—Non-U.S. Shareholders” and “— Taxation of Holders of Fixed Rate Debt Securities—Non-U.S. Holders,” respectively, this summary does not address persons who are not U.S. Shareholders or U.S. Holders, respectively (each as defined herein).

This summary is based on current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

In the opinion of Katten Muchin Rosenman LLP, which we refer to as Katten Muchin, commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation, as described in this prospectus and as represented by us, will enable us to continue to meet the requirements for qualification and taxation as a REIT. Katten Muchin’s opinion is not binding on the Internal Revenue Service, which we refer to as the IRS, or the courts. It is based on various assumptions relating to our organization and operation, including that we have operated and will continue to operate in the manner described in our organizational documents and this prospectus, and representations made by us concerning certain factual matters related to our organization and manner of operation. Our qualification and taxation as a REIT depends upon our ability to meet on a continuous basis, through actual annual operating results, (i) income and asset composition tests, (ii) specified distribution levels, (iii) diversity of beneficial ownership, and (iv) various other qualification tests (discussed below) imposed by the Code. Katten Muchin has not reviewed and will not monitor our ongoing compliance with these tests, and expresses no opinion concerning whether we actually have satisfied or will satisfy these tests on a continuous basis. No assurance can be given that we actually have satisfied or will satisfy such tests on a continuous basis. Our failure to qualify as a REIT in prior years could adversely affect Katten Muchin’s opinion and our eligibility for REIT status for our taxable year ended December 31, 2004 and subsequent years. (See “— Requirements for Qualification—Failure to Qualify,” below.)

The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions are technical and complex.

In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a “C” corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:

•	we will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains;

•	we may be subject to the “alternative minimum tax” on our undistributed items of tax preference;

•
if we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, “foreclosure property” is any property we acquire by foreclosure (or otherwise) on default of a lease of such property or a loan secured by such property which we properly elect to treat as foreclosure property;

•
if we have net income from prohibited transactions, such income will be subject to a 100% tax. In general, “prohibited transactions” are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business;

•
if we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), then we will be subject to tax at the highest regular corporate tax rate to the extent that such income is allocable to specified types of shareholders known as “disqualified organizations” (generally, tax-exempt entities, such as government pension plans, that are not subject to unrelated business income tax).  See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

•
if we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to a 100% tax on the product of (a) the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability;

•
if we fail to distribute for each calendar year at least the sum of (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income, and (iii) any undistributed taxable income from prior years, then we will be subject to a 4% excise tax on the excess of the required distributions over the actual distributions;

•
if we acquire any asset from a “C” corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the applicable “recognition period” (generally, 10 years) beginning on the date we acquire the asset, then the lesser of the recognized gain and the asset’s “built-in” gain (the excess of the asset’s fair market value at the time we acquired it over the asset’s adjusted basis at that time) will be subject to tax at the highest regular corporate rate;

•	we may elect to retain and pay income tax on some or all of our long-term capital gain, as described below;

•
if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts; and

•	we may be required to pay monetary penalties if we fail to satisfy certain requirements for REIT qualification, as the price for maintaining our REIT status.

Requirements for Qualification

In order to qualify as a REIT, we must have met and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets, and distributions of income to shareholders.

The Code defines a REIT as a corporation, trust, or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation, but for sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons;

•
no more than 50% in value of the outstanding shares of which are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

•	that meets certain other tests, described below, regarding the composition of its income and assets; and

•	whose taxable year is the calendar year.

The first four requirements must be satisfied during the entire taxable year, and the fifth must be satisfied during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). We will be treated as satisfying the sixth requirement for any taxable year for which we comply with the regulatory requirements to request information from our shareholders regarding their actual ownership of our shares and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy such condition.

We intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. (Failure to do so will subject us to a fine.) In addition, certain restrictions on the transfer of our shares, imposed by our Declaration of Trust, are meant to help us continue to satisfy the fifth and sixth requirements for qualification described above.

Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

Income Tests.  To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources, such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property, and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents received by a REIT (which include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as “rents from real property,” subject to certain restrictions, including:

•	the amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant’s gross receipts or sales);

•
except for certain qualified lodging and healthcare facilities leased to a taxable REIT subsidiary (described below), the REIT (or a direct or indirect owner of 10% or more of the REIT) may not own (directly or constructively) 10% or more of the tenant (a “Related Party Tenant”);

•	the amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease; and

•
the REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below) or (2) an “independent contractor” that satisfies certain stock ownership restrictions, that is adequately compensated and from whom the REIT derives no income. We are not required to use a taxable REIT subsidiary or independent contractor to the extent that any service we provide is “usually or customarily rendered” in connection with the rental of space for occupancy only and is not considered “rendered to the tenants.”

If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test, or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under “— General,” even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.

Asset Tests.  To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:

•
at least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed, for these purposes, to be secured) by real property, (b) our proportionate share (determined in accordance with our capital interest) of real estate assets held by the operating partnership and any other partnership in which we are a partner, (c) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five-years) public debt offering, (d) stock in other REITs and (e) cash, cash items and federal government securities;

•	no more than 25% (20% for taxable years beginning on or before July 30, 2008) of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below); and

•
except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) certain partnership interests and debt obligations: (i) the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets; (ii) we may not own more than 10% of any one issuer’s outstanding voting securities; and (iii) unless certain exceptions apply, we may not own more than 10% of the total value of any one issuer’s outstanding securities. However, if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within 6 months after the end of the quarter in which we identify the failure, then we will not lose our REIT status.

We currently hold assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

We may also hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as “qualified REIT subsidiaries.” A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary (and no election is made to treat the subsidiary as a taxable REIT subsidiary). We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.

If a REIT is a partner in a partnership, Treasury regulations provide that, for purposes of the REIT requirements, the REIT will be deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and will be deemed to earn its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including the operating partnership, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Actions taken by partnerships in which we own an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions (described above).

If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

If we were to fail to satisfy the asset tests at the end of any quarter and the relief provisions discussed earlier do not apply, then we will still maintain our REIT status provided (i) our failure to satisfy the relevant asset test was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within 6 months after the end of the quarter in which we identify the failure, and (iv) we pay a penalty tax of the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure.

Annual Distribution Requirements.  To qualify as a REIT, we must also distribute to our shareholders, dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our “net capital gain”) plus (B) 90% of our after-tax net income (if any) from foreclosure property, minus (ii) the sum of certain items of non-cash income (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year and (2) pay the dividend within the 12-month period following the close of the year, and on or before the date of the first regular dividend payment after such declaration.

To the extent we fail to distribute 100% of our net capital gain, or we distribute at least 90% but less than 100% of our “REIT taxable income” (as adjusted), we will be subject to tax at regular corporate rates on the undistributed amounts. Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

As of December 31, 2011, we had net operating loss carryforwards that may be available to reduce the amounts that we are required to distribute in order to maintain our REIT status and avoid entity-level taxes. Our ability to utilize these carryforwards is subject to an annual limitation (pursuant to the provisions of Section 382 of the Code). Any adjustments made to the amount of our taxable income in prior years or a determination that we did not qualify as a REIT in one or more years in which we generated the losses being carried forward could reduce or otherwise affect the amount of our loss carryforwards or our ability to deduct them from our REIT taxable income.

Dividends declared by us in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, are treated as paid by us and as received by our shareholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.

It is possible that from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation. In such instances, we may arrange for short-term or long-term borrowings so that we can pay the required dividends and meet the 90% distribution requirement.

We intend to make timely distributions sufficient to meet the annual distribution requirements. If we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying “deficiency dividends” to our shareholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount of any deduction taken for such dividend.

Failure to Qualify.  Beginning with our 2005 taxable year, if we would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above (other than an asset or income test violation for which one of the relief provisions described earlier is available), then our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation.

If we fail to qualify for taxation as REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we do not qualify will not be deductible by us, nor will they be required to be made. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Accordingly, our failure to qualify as a REIT for a prior taxable year could adversely affect our qualification as a REIT for the current or subsequent taxable years, even if we otherwise satisfy the REIT requirements for the current or subsequent taxable years.

For any year in which we fail to qualify as a REIT, any distributions that we make generally will be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Code, corporate shareholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate shareholders may qualify for preferential rates of taxation (if any) then in effect.

TaxableMortgage Pools and Excess Inclusion Income.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. We have made and in the future expect to make investments or enter into financing and securitization arrangements that may give rise to our owning a direct or indirect interest in a TMP, with the consequences described below.

A TMP ordinarily is treated as a taxable corporation for U.S. federal income tax purposes. However, the portion of a REIT's assets that are considered to be held in an entity or other arrangement classified as a TMP are not subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT, if the REIT owns 100% of the TMP.  Instead, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, may be “excess inclusion income.” Excess inclusion income must be allocated among the REIT’s shareholders in proportion to the dividends paid to them. A shareholder’s share of excess inclusion income (i) may not be offset by any net operating losses otherwise available to the shareholder, (ii) is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) is subject to a U.S. federal withholding tax of 30% without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See “Taxation of Holders of Common or Preferred Shares -- Non-U.S. Shareholders” below.  To the extent that excess inclusion income is allocated from a TMP to a tax-exempt shareholder that is not subject to unrelated business income tax (such as government entities) or to certain foreign shareholders, the REIT is subject to tax on this income at the highest applicable corporate tax rate (currently 35%).  We do not expect to earn any excess inclusion income.

Taxation of Holders of Common or Preferred Shares

U.S. Shareholders

As used in this section, the term “U.S. Shareholder” means a holder of common shares or preferred shares who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation (or other entity treated as a corporation for federal income tax purposes);

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect to be treated as a United States person.

Dividends.  As long as we qualify as a REIT, distributions that are made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends) will be taken into account by them as ordinary income. Such distributions will not qualify for the corporate dividends received deduction, and except in circumstances that we do not expect to arise, also will not qualify for the lower rate currently applicable to qualifying dividends paid to non-corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to pay dividends partly in shares of our common stock, in which event a U.S. Shareholder generally will be taxable on the value of our shares received as a dividend.  We also may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax (but not excise tax) on the undistributed amount. In that case, a U.S. Shareholder will (i) include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) claim, as a refundable tax credit, its proportionate share of the taxes paid. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our shares by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain. As discussed earlier (see “Requirements for Qualification—Annual Distribution Requirements”), we may pay certain dividends in January that will be taxable to shareholders as if paid in the immediately preceding calendar year.

Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares as to which the distributions were made, and will reduce the adjusted basis of the shareholder’s shares. To the extent these distributions exceed the shareholder’s adjusted basis in its shares, the distributions will be included in the shareholder’s income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

Shareholders may not claim our net operating losses or net capital losses (if any) on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as “portfolio income” and, therefore, U.S. Shareholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.

Sale of Shares.  When a U.S. Shareholder sells or otherwise disposes of our shares, except as set forth below under “—U.S. Shareholders—Redemption or Repurchase of Shares,” the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder’s adjusted tax basis in the shares for tax purposes. The capital gain or loss will be long-term gain or loss if the U.S. Shareholder has held the shares for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of shares that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent the shareholder received distributions from us that were treated as long-term capital gains. Capital losses generally are deductible only to the extent of a U.S. Shareholder’s capital gain.

Redemption or Repurchase of Shares. A redemption or repurchase of our Series D Preferred Shares or common shares will be treated under Section 302 of the Code as a distribution taxable as a dividend (generally, at ordinary income tax rates) to the extent of our current accumulated earnings and profits unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. Shareholder;

•	results in a “complete termination” of the US. Shareholder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder;

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock (including common stock and other equity interests in us) actually owned and shares considered to be owned by a U.S. Shareholder by reason of certain constructive ownership rules set forth in the Code must generally be taken into account.  Because the determination of whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to a U.S. Shareholder depends upon the facts and circumstances at the time the determination must be made, U.S. Shareholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of our shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received.  See “—US. Shareholders—Dividends” above.  A U.S. Shareholder’s adjusted tax basis in the redeemed or repurchased shares for tax purposes will be transferred to its remaining shares.  If a U.S. Shareholder owns no other shares, such tax basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of our shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—U.S. Shareholders—Sale of Shares” above.

Conversion of Series D Preferred Shares into Common Shares.  Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of such holder’s Series D Preferred Shares into our common shares or the Alternative Conversion Consideration — i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted its Series D Preferred Shares into our common shares immediately prior to the effective time of the Change of Control (see “Description of Series D Preferred Shares—Conversion Rights”).  Except as provided below, a US. Shareholder generally will not recognize gain or loss upon the conversion of Series D Preferred Shares into our common shares.  A U.S. Shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series D Preferred Shares (but the basis will be reduced by the portion of the basis allocated to any fractional common shares exchanged for cash).

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss wilt be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged.  This gain or loss will be a long-term capital gain or loss if the U.S. Shareholder has held the Series D Preferred Shares for more than one year.  Any common shares received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and will be subject to tax treatment as described in “—U.S. Shareholders—Dividends” above.

In addition, if a U.S. Shareholder receives the Alternative Conversion Consideration (in lieu of our common shares) in connection with the conversion of its Series D Preferred Shares, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange.  U.S. Shareholders converting their Series D Preferred Shares should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Backup Withholding.  We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax (currently at a rate of 28%) with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to not being subject to backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Shareholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder’s income tax liability. We also may be required to withhold a portion of capital gain distributions made by us to any U.S. Shareholders who fail to certify their non-foreign status.

Other Tax Considerations. We and our shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Tax-Exempt Shareholders.  The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income (“UBTI”) if received by a tax-exempt entity. Based on that ruling, dividend income from our shares generally will not be UBTI to a tax-exempt U.S. Shareholder, provided that the shareholder has not held its shares as “debt financed property” within the meaning of the Code. Similarly, income from selling our shares generally will not constitute UBTI to a tax-exempt U.S. Shareholder unless the shareholder has held its shares as “debt financed property.”

Notwithstanding the above paragraph, if under circumstances we do not expect to arise we were to earn any excess inclusion income, tax-exempt U.S. Shareholders will be required to treat as UBTI any dividends paid by us that are allocable to our excess inclusion income, if any.  (See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income” above.)  Also, if we are a “pension-held REIT,” then any qualified pension trust that holds more than 10% of our stock will have to treat dividends paid by us as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code. In general, we will be treated as a “pension-held REIT” only if both (a) we are predominantly owned by qualified pension trusts (that is, at least one qualified pension trust holds more than 25% of our shares, or one or more qualified pension trusts, each of which owns more than 10% of our shares, hold in the aggregate more than 50% of our shares) and (b) we would not qualify as a REIT if we had to treat our common stock owned by a qualified pension trust as owned by an “individual” (instead of treating such stock as owned by the qualified pension trust’s multiple beneficiaries). As a result of certain limitations on the transfer and ownership of shares contained in the Declaration of Trust, we do not expect to be classified as a pension-held REIT.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7),(c)(9),(c)(17) and (c)(20), respectively, of the Code, are subject to different UBTI rules, which generally will require them to characterize our distributions as UBTI.

Non-U.S. Shareholders

As used in this section, the term “non-U.S. Shareholder” means a shareholder who is neither a U.S. Shareholder nor a partnership or other entity classified as a partnership for U.S. federal income tax purposes.  The rules governing the U.S. federal income taxation of non-U.S. Shareholders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. The discussion below assumes that the non-U.S. Shareholder’s investment in our shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. Shareholder, or, if a tax treaty applies to the non-U.S. Shareholder, that its investment in our shares is not attributable to a United States permanent establishment maintained by the non-U.S. Shareholder. WE RECOMMEND THAT NON-U.S. SHAREHOLDERS CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN OUR SHARES.

Ordinary Dividends.  Distributions, other than capital gain dividends and distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests (discussed below), will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Such dividends paid to non-U.S. Shareholders will ordinarily be subject to a U.S. federal withholding tax of 30% of the gross amount of the distribution.  Except for dividends paid out of excess inclusion income (see “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income” above), which we do not expect to earn, the 30% withholding rate may be reduced under an applicable tax treaty.  However, the applicability of reduced rates of withholding on REIT dividends is subject to limitations in many tax treaties.  We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividends paid to a non-U.S. Shareholder, unless we receive the requisite proof that (i) a lower treaty rate applies or (ii) the income is “effectively connected income.” A non-U.S. Shareholder claiming the benefit of a tax treaty may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A non-U.S. Shareholder who wishes to claim that distributions are effectively connected with a United States trade or business may need to satisfy certification and other requirements, such as providing IRS Form W-8ECI.

Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from a disposition of U.S. real property will be treated as a non-taxable return of capital to a Non-U.S. Shareholder up to the amount of the non-U.S. Shareholder’s adjusted basis in its shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. Shareholder’s shares, they will give rise to a U.S. tax liability only if the non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will exceed our current and accumulated earnings and profits, then the distribution will be subject to withholding at the rate applicable to ordinary dividends. Otherwise, any distribution in excess of our current and accumulated earnings and profits may be subject to withholding at a 10% rate.  However, the non-U.S. Shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution did, in fact, exceed our current and accumulated earnings and profits.

Capital Gain Dividends.  Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), REIT distributions that are attributable to gain from the sale or exchange of United States real property interests generally is taxable to non-U.S. persons as if such gain were effectively connected with a U.S. trade or business. However, capital gain dividends treated as attributable to the gain from a disposition of U.S. real property ( “FIRPTA dividends”) paid by us to a non-U.S. Shareholder with respect to a class of our stock that is regularly traded on an established securities market located in the United States generally will not be subject to FIRPTA if the non-U.S. Shareholder has not owned (actually or constructively) more than 5% of that class of stock at any time during the one-year period ending on the date of the distribution. Instead, such capital gain dividends will be treated the same as ordinary dividends, and therefore will be subject to a U.S. federal withholding tax of 30% unless reduced under an income tax treaty. Non-U.S. Shareholders that do not qualify for this exception will be taxed on our capital gain distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), and we will be required to withhold U.S. tax equal to 35% from such distributions. The 35% tax withheld may be claimed by a non-U.S. Shareholder as a credit against its reported U.S. federal income tax liability. In addition to regular U.S. income tax, corporate non-U.S. Shareholders that do not qualify for the FIRPTA exception may be subject to a 30% branch profits tax on FIRPTA dividends unless the shareholder is entitled to treaty relief or other exemption.

Sales of Shares.  Gain recognized by a non-U.S. Shareholder upon a sale or exchange of our shares generally will not be taxed under FIRPTA provided we are a “domestically controlled REIT.” In general, we will qualify as a domestically controlled REIT if at all times during a designated testing period less than 50% in value of our shares are held (directly or indirectly) by foreign persons. Gain not subject to FIRPTA nevertheless will be subject to a 30% U.S. tax if the non-U.S. Shareholder is an alien individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

We believe that we currently are a domestically controlled REIT.  Although we anticipate that we will continue to qualify as a domestically controlled REIT, because our shares will be publicly traded, no assurance can be given that we will continue to qualify. If we were not a domestically controlled REIT, then a non-U.S. Shareholder’s sale of the shares generally would be subject to tax under FIRPTA unless the shares are “regularly traded” as described above and the non-U.S. Shareholder has not owned (actually or constructively) more than 5% of the applicable class of our shares during the five-year period ending on the date of the sale or exchange. If gain on the sale of shares is subject to tax under FIRPTA, then a Non-U.S. Shareholder will be subject to income tax (but will not also be subject to a branch profits tax) as described above under “— Non-U.S. Shareholders—Capital Gain Dividends,” and the purchaser of such shares will be required to withhold 10% of the gross purchase price.

Federal Estate Taxes.  In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, our stock will be included in the individual’s estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting.  Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. Shareholder, such Shareholder’s name and address, and the amount of tax withheld, if any. Dividends or proceeds from the disposition of stock that are paid to a non-U.S. Shareholder may be subject to information reporting and backup withholding unless such shareholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. Shareholder is a United States person.

A non-U.S. Shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refund claim with the IRS.

FATCA Withholding.  U.S. tax legislation (“FATCA”) enacted in 2010 and subsequent IRS guidance provides that a 30% withholding tax will be imposed on distributions (for payments made after December 31, 2013) and the gross proceeds from a sale of shares (for payments made after December 31, 2014) to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules.  In general, these new disclosure and reporting rules require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial U.S. owners of such entity. In the event of noncompliance with the revised requirements, withholding at a rate of 30% on distributions in respect of, and gross proceeds from the sale of, our shares held by or through such foreign entities would be imposed.  Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.  Prospective investors should consult with their tax advisors regarding the application of these rules to their investment in our shares.

Taxation of Holders of Rights

The tax consequences of owning any rights that we offer will be discussed in the applicable prospectus supplement.

Taxation of Holders of Fixed Rate Debt Securities

This section applies to holders of our fixed rate debt securities that are not original issue discount or zero coupon debt securities and are acquired in the initial offering at the offering price. Fixed rate debt securities purchased at a price other than the offering price may be subject to bond premium or market discount rules that are not discussed below.

The tax consequences of owning any securities that are floating rate or contingent interest debt securities, zero coupon debt securities, original issue debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of our fixed rate debt security (which we call a “note”) that comes within any of the categories of the definition of a “U.S. Shareholder” (see “— Taxation of Holders of Common or Preferred Shares — U.S. Shareholders” above).

Interest Income.  Payments of interest on our notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder’s regular method of U.S. income tax accounting).

Market Discount. If a U.S. Holder purchases a note after original issuance for an amount that is less that its stated redemption price at maturity, the amount of the difference will be treated as a “market discount” for U.S. federal income tax purposes, unless that difference is less than a de minimis amount (1/4 of 1 percent of the stated principal amount multiplied by the number of complete years to maturity of the note purchased).  Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the note as ordinary income to the extent of the market discount that has not previously been included in income and has accrued on the note at the time of payment or disposition.  In addition, a U.S. Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on the U.S. Holder’s indebtedness, if any, incurred or continued to purchase or carry a note with market discount.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue on a constant yield basis.  The U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield basis, in which case the rule described above regarding deferral of interest deductions will not apply.  Such election to include market discount in income currently, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.  A U.S. Holder should consult its own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium.  If a U.S. Holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest, the U.S. Holder will be considered to have purchased the note at a “premium.”  The U.S. Holder generally may elect to amortize the premium over the remaining term of the note on a constant yield basis as an offset to interest when includible in income under the U.S. Holder’s regular accounting method, and a reduction of the tax basis of the note.  If the U.S. Holder does not elect to amortize bond premium, the premium will decrease the gain or increase the loss the U.S. Holder otherwise recognizes on disposition of the note.  An election to amortize premium on a constant yield basis will also apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies.  The election may not be revoked without the consent of the IRS.  A U.S. Holder should consult its own tax advisor before making this election.

Sale or Retirement of Notes.  A U.S. Holder generally will recognize capital gain or loss on a sale of our note in an amount equal to the difference (if any) between (a) the amount of cash and the fair market value of other property received for the note (other than the portion of such cash that is properly allocable to accrued but unpaid interest not already taken into income, which will be taxed as ordinary income) and (b) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the amount paid for the note by such holder, (A) increased by the amount of accrued market discount, if any, previously included in income with respect to the note and (B) decreased by the amount of (1) any payments other than qualified stated interest payments and (2) any amortizable bond premium claimed as an offset to interest income.  Capital gain or loss recognized on the sale of a note should be long-term capital gain or loss provided the U.S. Holder’s holding period for the note exceeds one year. Such gain may qualify for taxation at preferential rates in the case of a non-corporate U.S. Holder. The deduction of capital losses is subject to limitations, including that capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Medicare Tax.  For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax.  The Medicare tax will apply to interest on a note and gain from the disposition of the note.  A U.S. Holder that is an individual, estate, or trust should consult its own tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of an investment in a note.

Backup Withholding.  We will report to our U.S. Holders and the IRS the amount of interest paid during each calendar year and the amount of tax withheld, if any, with respect thereto.  A U.S. Holder may be subject to backup withholding tax (currently at a rate of 28%) on payments received with respect to a note unless such U.S. Holder (a) falls within certain exempt categories and demonstrates this fact when required, or (b) provides a correct U.S. taxpayer identification number, certifies that such U.S. Holder is exempt from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  Each U.S. Holder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9.  Individual U.S. Holders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS.  Any amount withheld will be creditable against the U.S. Holder’s income tax liability.

Other Tax Considerations.  U.S. Holders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside.  State and local tax laws may not conform to the federal income tax consequences discussed above.  Consequently, prospective U.S. Holders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our notes.

Taxation of Tax-Exempt Holders

Interest income accrued on a note generally should not be unrelated business taxable income to a tax-exempt holder.  Similarly, any gain recognized by the tax-exempt holder in connection with a sale of a note generally should not be unrelated business taxable income.  However, if a tax-exempt holder were to finance its acquisition of the note with debt, a portion of the interest income and gain attributable to the note would constitute unrelated business taxable income pursuant to the “debt-financed property” rules.  Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in a note.

Non-U.S. Holders

As used herein, a non-U.S. Holder is a beneficial owner of our note that comes within any of the categories of the definition of a “non-U.S. Shareholder” (see “— Taxation of Holders of Common or Preferred Shares — Non-U.S. Shareholders” above). The discussion below assumes that the non-U.S. Holder’s investment in our notes is not effectively connected with a trade or business conducted in the United States by the non-U.S. Holder, or, if a tax treaty applies to the non-U.S. Holder, that its investment in our notes is not attributable to a United States permanent establishment maintained by the non-U.S. Holder.

Interest Income.  Subject to the discussions below concerning backup and FATCA withholding, interest paid on our notes to a non-U.S. Holder generally will not be subject to U.S. federal withholding tax if the interest qualifies as “portfolio interest.” Interest paid on our note to a non-U.S. Holder will qualify as portfolio interest so long as the non-U.S. Holder:

•
does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our voting stock, and is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•
certifies under penalties of perjury that it is not a U.S. person (such certification may be made on an IRS Form W-8BEN or suitable substitute form) and such certificate provides the holder’s name and address, or a financial institution holding the note on behalf of the non-U.S. Holder certifies, under penalties of perjury, that it has received such a certification from the non-U.S. Holder and furnishes a copy thereof.

The gross amount of interest payments to a non-U.S. Holder, including amounts paid on a sale of our notes that are attributable to accrued and unpaid interest, that do not qualify for the portfolio interest exception will be subject to U.S. withholding tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate withholding. To claim the benefit of a tax treaty, the non-U.S. Holder must provide a properly completed and signed IRS Form W-8BEN prior to our payment of interest. This form must be periodically updated. A non-U.S. Holder that is claiming the benefits of a tax treaty may be required to obtain a U.S. TIN and provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale of Notes.  Subject to the discussions below concerning backup and FATCA withholding, gain (if any) realized by a non-U.S. Holder on the sale, exchange or other taxable disposition of our note generally will not be subject to U.S. federal income or withholding tax unless, subject to certain exceptions, the holder is an individual who is present in the United States for 183 days or more (and certain other requirements are met) in the taxable year of the disposition.

U.S. Federal Estate Tax.  If a non-U.S. Holder is an individual and is not a resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death, our notes will generally not be subject to the U.S. federal estate tax unless at the time of the holder’s death the holder owns, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of our stock

Backup Withholding.  Generally, we must report annually to the IRS and to a non-U.S. Holder, any interest payments that we make to the holder and the tax (if any) withheld from such payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

Information reporting will apply to proceeds of a sale of our notes within the United States or conducted through certain financial intermediaries unless the non-U.S. Holder provides the statement described under “— Taxation of Holders of Fixed Rate Debt Securities — Non-U.S. Holders — Interest Income” above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the non-U.S. Holder otherwise establishes an exemption.

Backup withholding will not apply to payments on our notes or to proceeds from a sale or disposition of our notes if a non-U.S. Holder makes the certification described under “— Taxation of Holders of Fixed Rate Debt Securities — Non-U.S. Holders — Interest Income” above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the holder otherwise establishes an exemption. A non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its U.S. income tax liability by filing a refund claim with the IRS.

FATCA Withholding.  The FATCA tax rules enacted in 2012 and subsequent IRS guidance provide that a 30% withholding tax will be imposed on interest payments (for payments made after December 31, 2013) and the gross proceeds from a sale of interest-bearing obligations (for payments made after December 31, 2014) to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules.  In general, these new disclosure and reporting rules require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial U.S. owners of such entity.  Pursuant to proposed Treasury regulations, the FATCA withholding tax will apply to payments with respect to debt instruments issued or significantly modified after December 31, 2012.  In the event of noncompliance with the revised requirements, withholding at a rate of 30% on interest paid in respect of, and gross proceeds from the sale of, our notes held by or through such foreign entities would be imposed.  Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such interest payments and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.  Prospective investors should consult with their tax advisors regarding the application of these rules to their investment in our shares.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities by us for general corporate purposes, which may include the acquisition of additional investments, the repayment of outstanding indebtedness or the improvement of certain properties already in our portfolio.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	on The New York Stock Exchange or in any other securities market on which our common shares are then listed or traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of the securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of the securities. Underwriters may offer and sell common stock at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of the securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased, which is known as a firm commitment offering.

Through Agents and Dealers

We will name any agent involved in a sale of the securities, as well as any commissions payable by us to such agent, in a prospectus supplement to the extent required. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities, we will sell our common shares to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers, and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers, and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers, and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers, or agents may be required to make.

Some of the securities offered under this prospectus may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Our common shares, Series D Preferred Shares and 7.75% Series Notes are listed and traded on the New York Stock Exchange.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SHARE DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods indicated. To the extent the ratio indicates less than one-to-one coverage, the dollar amount of the deficiency is also listed.

	Six months ended	Year Ended December 31
	June 30, 2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	2.84	3.32	2.73	2.56	1.62	1.06

Deficiency (in 000s)	$–	$–	$–	$–	$–	$–

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	1.92	3.14	2.68	2.54	1.62	1.06

Deficiency (in 000s)	–	–	–	–	–	–

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the sum of fixed charges and preferred share dividends. For these purposes, earnings consist of pre-tax income from continued operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), dividends paid on our Series B-1 Preferred Shares (all of which we repurchased in November 2011) classified as interest expense, capitalized interest and the amortization of debt financing fees, whether expensed or capitalized, and interest utilizing rental expenses.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Winthrop Realty Trust for the year ended December 31, 2011 and the consolidated financial statements of Lex-Win Concord LLC as of December 31, 2009 and for the year ended December 31, 2009 included as exhibit 99.1 of Winthrop Realty Trust’s 2011 Annual Report on Form 10-K have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Concord Debt Holdings LLC as of December 31, 2011 and for the year ended December 31, 2011 included as Exhibit 99.2 of Winthrop Realty Trust’s 2011 Annual Report on Form 10-K incorporated by reference in this prospectus have been so incorporated in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Sealy Northwest Atlanta Partners, LP as of December 31, 2011 and for the year ended December 31, 2011 included as Exhibit 99.3 of Winthrop Realty Trust’s 2011 Annual Report on Form 10-K incorporated by reference in this prospectus have been so incorporated in reliance on the report of Frazier & Deeter, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Sealy Newmarket General Partnership as of December 31, 2011 and for the year ended December 31, 2011 included as Exhibit 99.4 of Winthrop Realty Trust’s 2011 Annual Report on Form 10-K incorporated by reference in this prospectus have been so incorporated in reliance on the report of Frazier & Deeter, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered hereby, have been passed upon by Hahn Loeser & Parks LLP.  Certain tax matters have been passed upon by Katten Muchin Rosenman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of this material by mail from the Public Reference Room of the SEC at 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.winthropreit.com, and through a variety of databases, including, among others, the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•
Current Reports on Form 8-K filed on October 3, 2012, August 27, 2012, August 15, 2012, August 9, 2012, August 7, 2012, August 3, 2012 (solely with respect to Item 8.01), May 29, 2012, May 9, 2012, March 23, 2012, March 19, 2012 March 2, 2012 (solely with respect to items 1.01 and 8.01), February 8, 2012 and January 12, 2012;

•	Our Definitive Proxy Statement on Schedule 14A dated March 26, 2012;

•	The description of our Series D Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on November 23, 2011; and

•	The description of our 7.75% Senior Notes Due 2022 included in our Registration Statement on Form 8-A filed with the SEC on August 15, 2012.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act, (i) after the date of this prospectus and prior to the termination of the offering of all securities under this prospectus and (ii) after the date of the filing of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement will also be deemed to be incorporated by reference into this prospectus and to be a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Beverly Bergman, Director of Investor Relations
Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, MA 02114
(617) 570-4614

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The date of this prospectus is October 9, 2012.

2,750,000 Shares

Winthrop Realty Trust

Common Shares of Beneficial Interest

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Prospectus Supplement

September 25, 2013

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Stifel
JMP Securities

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